SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

KITTY HAWK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KITTY HAWK, INC.

1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(972) 456-2200

June 8, 2004

To Our Stockholders:

      You are cordially invited to attend our Annual Meeting of Stockholders of Kitty Hawk, Inc. to be held on Tuesday, July 13, 2004 at 8:00 a.m., Dallas, Texas time. The meeting will be held at 1435 Private Road #1256, Iredell, Texas 76649. All stockholders of record as of May 20, 2004 are entitled to vote at the Annual Meeting.

      At the meeting, you will be asked to:

•	elect six directors to serve until the annual meeting of stockholders to be held in 2005;

•	approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, or the Charter, to increase the Company’s authorized capital stock;

•	approve an amendment to the Charter to permit stockholders to act only at annual and special meetings and not by written consent;

•	approve an amendment to the Charter to increase the vote required to amend the Second Amended and Restated Bylaws of the Company;

•	approve an amendment to the Charter, pursuant to which the Company would elect to be subject to Section 203 of the Delaware General Corporation Law;

•	approve an amendment to the Charter to increase the vote required for certain amendments to the Charter;

•	approve an increase in the number of shares of the Company’s common stock authorized for issuance under the Kitty Hawk 2003 Long Term Equity Incentive Plan, effective June 30, 2005; and

•	transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

      Information about the business to be conducted at the meeting is set forth in the accompanying proxy solicitation statement, which you are urged to read carefully. During the meeting, management will review the business affairs and progress of the Company during 2003. Our executive officers will be present to respond to questions from stockholders.

      It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope prior to the Annual Meeting. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

      On behalf of our Board of Directors, I thank you for your anticipated cooperation and continued support.

Sincerely,

ROBERT W. ZOLLER, JR.
Chief Executive Officer, President and Director

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS To Be Held July 13, 2004
SOLICITATION AND VOTING OF PROXIES
PROCEDURES FOR THE ANNUAL MEETING
RECORD DATE AND VOTING STOCK
ELECTION OF DIRECTORS (Proposal No. 1)
NOMINEES FOR DIRECTOR
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
COMPENSATION OF EXECUTIVE OFFICERS
OPTION GRANTS IN 2003
AGGREGATED OPTION EXERCISES IN 2003 AND DECEMBER 31, 2003 OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK (Proposal No. 2)
APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROHIBIT STOCKHOLDER ACTION BY WRITTEN CONSENT (Proposal No. 3)
APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE REQUIRED VOTE FOR AMENDMENT TO THE SECOND AMENDED AND RESTATED BYLAWS (Proposal No. 4)
APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELECT TO BE GOVERNED BY SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW (Proposal No. 5)
APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE REQUIRED VOTE TO AMEND THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (Proposal No. 6)
APPROVAL OF AN AMENDMENT TO THE KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN (Proposal No. 7)
RESIGNATION OF DIRECTOR
FEES BILLED TO KITTY HAWK BY GRANT THORNTON LLP
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF STOCKHOLDER PROPOSALS FOR KITTY HAWK’S 2005 ANNUAL MEETING OF STOCKHOLDERS
FORWARD-LOOKING STATEMENTS

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 13, 2004

To the Stockholders of Kitty Hawk, Inc.:

      The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Kitty Hawk, Inc. (the “Company”) will be held at 8:00 a.m. (local time) on Tuesday, July 13, 2004, at 1435 Private Road #1256, Iredell, Texas 76649, for the following purposes:

(i) To elect six directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified (our Board of Directors has nominated these persons for election as director);

(ii) To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, or the Charter, to increase the Company’s authorized capital stock;

(iii) To approve an amendment to the Charter to permit stockholders to act only at annual and special meetings and not by written consent;

(iv) To approve an amendment to the Charter to increase the vote required to amend the Second Amended and Restated Bylaws of the Company;

(v) To approve an amendment to the Charter, pursuant to which the Company would elect to be subject to Section 203 of the Delaware General Corporation Law;

(vi) To approve an amendment to the Charter to increase the vote required for certain amendments to the Charter;

(vii) To approve an increase in the number of shares of the Company’s common stock authorized for issuance under the Kitty Hawk 2003 Long Term Equity Incentive Plan, effective June 30, 2005; and

(viii) To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

      Our Board of Directors has fixed the close of business on May 20, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record on May 20, 2004 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal offices located at 1515 West 20th Street, DFW International Airport, Texas 75261, for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

By Order of Our Board of Directors,

STEVEN E. MARKHOFF
Vice President Strategic Planning,
General Counsel and Corporate Secretary

Dallas, Texas
June 8, 2004

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROMPT COOPERATION IS GREATLY APPRECIATED.

PROXY SOLICITATION STATEMENT

FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

KITTY HAWK, INC.

1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(972) 456-2200

SOLICITATION AND VOTING OF PROXIES

      This proxy solicitation statement is being provided to you in connection with the solicitation of proxies to be voted at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Kitty Hawk, Inc. (the “Company”) to be held at 8:00 a.m. (local time) on Tuesday, July 13, 2004, at 1435 Private Road #1256, Iredell, Texas 76649. Proxies are being solicited on behalf of the Board of Directors of the Company. This proxy solicitation statement and the enclosed proxy card are first being mailed on or about June 11, 2004 to holders of our capital stock entitled to vote at the Annual Meeting.

      A Proxy Committee will vote the shares represented by each proxy card returned to the Company. The members of the Proxy Committee are Steven E. Markhoff and Randy Leiser. Where a stockholder’s proxy specifies a choice with respect to a matter, the Proxy Committee will vote such stockholder’s shares in accordance with the instructions contained therein. If no specification is made, the shares will be voted FOR the election of the director nominees identified herein, FOR the amendments to our Second Amended and Restated Certificate of Incorporation, or our Charter, described in this proxy solicitation statement, and FOR an increase in the number of shares of the Company’s common stock authorized for issuance under the Kitty Hawk 2003 Long Term Equity Incentive Plan, or the Plan.

      Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying the Secretary of the Company in writing at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

      Stockholders may vote on the matters to be considered at the Annual Meeting by any one of the following means:

•	Vote by Mail. To vote by mail, complete, sign and date the enclosed proxy card and return it in the enclosed envelope.

•	Vote in Person. To vote in person, (i) attend the Annual Meeting in person and (ii) follow the instructions given to you at the Annual Meeting.

      Except as the context otherwise requires, references in this proxy solicitation statement to “the Company,” “we,” “us” or “our” refer to Kitty Hawk, Inc. and its subsidiaries.

PROCEDURES FOR THE ANNUAL MEETING

      The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present in person or represented by proxies at the Annual Meeting, the stockholders entitled to vote who are present in person or represented by proxies will have the power to adjourn the Annual Meeting from time to time, without notice (other than by announcement at the Annual Meeting) until a quorum is present in person or represented by proxies. At any such adjourned meeting at which a quorum is present in person or represented by proxies, any business may be transacted that might have been transacted at the original Annual Meeting. If, and when, a quorum is present in person or represented by proxies at the Annual Meeting or any adjournment thereof, the stockholders present in person and represented by proxies at the Annual Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders from the Annual Meeting who were counted in determining the existence of a quorum.

      Business at the Annual Meeting will be conducted in accordance with the procedures determined by the Chairman of the Annual Meeting and will be limited to matters properly brought before the Annual Meeting pursuant to the procedures set forth in the Company’s Second Amended and Restated Bylaws, or our Bylaws. Those procedures include the requirement that any stockholder who desires either to bring a stockholder proposal before the Annual Meeting or to nominate a person for election as a director at the Annual Meeting must give written notice to the Company with respect to the proposal or nominee prior to the Annual Meeting. The Chairman of the Annual Meeting may decline to acknowledge any stockholder proposal or any nomination for director not made in accordance with these procedures.

      Our Board of Directors does not anticipate that any matter other than those described in this proxy solicitation statement will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, proxies will be voted by the Proxy Committee in accordance with their judgment.

RECORD DATE AND VOTING STOCK

      May 20, 2004 has been set as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of our common stock, par value $0.000001 per share, at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting.

      As of the record date, there were 43,744,806 shares of our common stock outstanding. Each outstanding share of our common stock is entitled to one vote for each director to be elected and upon any other matter to be brought before the stockholders at the Annual Meeting. Pursuant to our Final Joint Plan of Reorganization approved by the bankruptcy court that administered our bankruptcy case, 7,000,000 shares of our common stock are held by two trusts for the benefit of our former unsecured creditors while their claims are being resolved. Each trust is required to give a proxy to one of our executive officers instructing that officer to vote the shares of our common stock it holds in trust in proportion to the proxies given by all of our other stockholders that are United States citizens, as defined by 49 U.S.C. § 40102(a)(15). Under 49 U.S.C. § 40102(a)(15), a “citizen of the United States” means:

•	an individual who is a citizen of the United States;

•	a partnership each of whose partners is an individual who is a “citizen of the United States” as such term is defined in 49 U.S.C. § 40102(a)(15); or

•	a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of its Board of Directors and other managing officers are “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15)), and in which at least 75 percent of the voting interest is owned or controlled by persons that are “citizens of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)).

      The presence in person or represented by proxy of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining the number of votes present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists.

      A plurality of the votes cast at the Annual Meeting is required to approve the election of each of the director nominees, assuming a quorum is present in person or represented by proxy. Votes may be cast in favor of each of the nominees or withheld for any nominee. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of the election.

      Approval of each of the amendments to our Charter requires the affirmative vote of holders of a majority of the shares of our common stock entitled to vote on the proposals. With respect to these proposals, abstentions and broker non-votes will be counted as votes cast against the proposals.

      A majority of the votes cast at the Annual Meeting is required to approve the increase in the number of shares of our common stock available for issuance under the Plan, assuming a quorum is present in person or represented by proxy. Abstentions and broker non-votes will not be counted as votes cast and will not have an effect on the outcome of the proposal regarding such increase.

      We will pay the entire cost of the preparation and mailing of this proxy solicitation statement and all other costs associated with this solicitation. In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile, email or other lawful means. We will also reimburse banks, brokers and other persons holding stock in their names, or in the names of their nominees, for their expense in sending proxy solicitation materials to their principals.

ELECTION OF DIRECTORS

(Proposal No. 1)

      Our Board of Directors currently has six members. Each of our directors is elected annually to serve until our next Annual Meeting and until his or her successor is elected. There are no family relationships between any of our executive officers and our directors.

      The following table presents information concerning persons nominated for election as directors of the Company.

      The persons named in the proxy will vote FOR the nominees listed below, except where authority has been withheld.

NOMINEES FOR DIRECTOR

Robert W. Zoller, Jr., 57 Member — Strategic Planning Committee	Mr. Zoller has served as a member of our Board of Directors and as our Chief Executive Officer and President since November 2002. From April 2002 until November 2002, Mr. Zoller was a founder and active principal of International Management Solutions, LLC, a strategic planning and corporate turn-around consulting practice. Mr. Zoller served as President and Chief Operating Officer of Hawaiian Airlines, Inc. from December 1999 to April 2002. In March 2003, Hawaiian Airlines filed for Chapter 11 protection under the U.S. bankruptcy code. Mr. Zoller served as Senior Vice President Maintenance and Engineering for AirTran Airways, Inc. from March 1996 to December 1999.

Gerald L. Gitner, 59 Chairman — Governance and Nominating Committee; Strategic Planning Committee Member — Audit Committee; Compensation Committee	Mr. Gitner has served as a member of our Board of Directors since October 2002 and as our Non-Executive Chairman of our Board of Directors since November 2002. Mr. Gitner is the Chairman of D.G. Associates, Inc., a strategic planning and consulting practice. Prior to joining us, Mr. Gitner served as Chairman of the Board and Chairman of the Executive Committee of the Board of Directors of Trans World Airlines, Inc. from May 1999 to June 2002, Chairman and Chief Executive Officer of Trans World Airlines (having been the Vice Chairman and Acting Chief Executive Officer since December 1996) from February 1997 to May 1999, and a director of Trans World Airlines from November 1993 to June 2002. In January 2001, Trans World Airlines filed for Chapter 11 protection under the U.S. bankruptcy code. He was Chairman of Avalon Group, Ltd. from April 1992 until September 1998 and Co-Chairman of Global Aircraft Leasing Ltd. from 1990 to March 1999. Mr. Gitner serves on the Board of Trustees of both the Rochester Institute of Technology and the American College of Management and Technology.
Myron Kaplan, 59 Chairman — Compensation Committee Member — Audit Committee; Governance and Nominating Committee	Mr. Kaplan has served as a member of our Board of Directors since October 2002. Mr. Kaplan is a founding partner of Kleinberg, Kaplan, Wolff & Cohen, P.C., a New York City law firm, where he has practiced corporate and securities law for more than 30 years. Mr. Kaplan served on the Board of Directors of Trans World Airlines, Inc. from 1993 to June 2002, serving on its Executive Committee and chairing its Compensation Committee from 1996 to 1999 and also serving on its Finance and Audit Committees for portions of his tenure as a director. In January 2001, Trans World Airlines filed for Chapter 11 protection under the U.S. bankruptcy code. From March 2002 until May 2003, Mr. Kaplan has served as a member of the Board of Directors of SAir Group Finance (USA) Inc., which in September 2002 filed for Chapter 11 protection under the U.S. bankruptcy code. Mr. Kaplan also serves on the Board of Directors of a number of privately-held companies and charitable organizations.

Robert A. Peiser, 56 Chairman — Audit Committee Member — Governance and Nominating Committee	Mr. Peiser has served as a member of our Board of Directors since October 2002. Since April 2002, Mr. Peiser has been the President and Chief Executive Officer and a director of Imperial Sugar Company. Prior to joining Imperial Sugar Company, from July 1999 to February 2002, Mr. Peiser served as Chairman and Chief Executive Officer of Vitality Beverages, Inc., a privately owned beverage company. From May 1998 to November 1999, Mr. Peiser served as Chairman of CVSI, Inc. Mr. Peiser has served as a director of Pinnacle Airlines, Inc. since January 2003.

Joseph D. Ruffolo, 63 Member — Strategic Planning Committee	Mr. Ruffolo has served as a member of our Board of Directors since May 2004. Since 1994, Mr. Ruffolo has managed Ruffolo Benson, LLC, a firm he co-founded, which provides capital for management buyouts and for recapitalizing under-performing companies. From 1974 to 1993, Mr. Ruffolo held various positions with North American Van Lines, serving as its Chief Executive Officer from 1987 to 1993. In addition, from 1987 to 1993, Mr. Ruffolo served on the executive management committee of Norfolk Southern Corporation, the parent company of North American Van Lines.
Since 1999, Mr. Ruffolo has served as a member of the Board of Directors of Steel Dynamics Inc. Since 1998, Mr. Ruffolo has served as a member of the Board of Directors of Tower Financial Corporation.
Laurie M. Shahon, 52	Ms. Shahon has served as a member of our Board of Directors since May 2004. Ms. Shahon is the President of Wilton Capital Group, a firm she founded in 1994 to make private direct investments in venture companies and medium-sized buyout transactions. The firm primarily invests in retailing, consumer products, non-bank financial, telecommunications, distribution and light manufacturing companies. Ms. Shahon also spent twelve years as an investment banker with Morgan Stanley and Salomon Brothers.
Since September 2000, Ms. Shahon has served on the Board of Directors of Safelite Glass Corp. Since May 2003, Ms. Shahon has served as a member of the Board of Directors of The Bombay Company, Inc. Ms. Shahon also serves as a member of the TWA, Inc. Post Confirmation Estate Plan Oversight Committee.

      Our Board of Directors recommends a vote FOR the election of each of the nominees for director named above.

BOARD OF DIRECTORS AND COMMITTEES OF OUR BOARD OF DIRECTORS,

STOCKHOLDER MATTERS AND CODE OF CONDUCT

Board of Directors

      Membership. Our Board of Directors is comprised of six members, three of whom were appointed by the bankruptcy court that administered our bankruptcy case and three of whom were elected by our Board of Directors. The 2004 Annual Meeting will be our first Annual Meeting since we emerged from bankruptcy.

      Meetings. During 2003, our Board of Directors held eleven meetings. In 2003, each director attended at least 75% of the meetings of our Board of Directors and of the committees of our Board of Directors of which such director was a member.

      Independence. Our Board of Directors has determined that each of our current directors, except our Chief Executive Officer, is independent within the meaning of our director independence standards, which include the American Stock Exchange, or AMEX, director independence standards and the rules and regulations of the Securities and Exchange Commission, or the SEC, as currently in effect. Furthermore, our Board of Directors has determined that no member of our Board of Directors’ Audit Committee, Compensation Committee or Governance and Nominating Committee has a material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us.

      Compensation of Directors. Pursuant to our Bylaws, the members of our Board of Directors may be compensated in a manner and at a rate determined from time to time by our Board of Directors. Directors who are our employees do not receive additional compensation for service as a director.

      While we were under bankruptcy protection, our creditors committee approved our 2003 outside director compensation structure in order to attract and retain directors necessary to guide us after our emergence from bankruptcy. Pursuant to this structure, each outside director is paid a fee of $3,500 per quarter, while the Non-Executive Chairman of our Board of Directors was paid $9,500 per quarter in 2003. In 2004, our Board of Directors increased the amount paid per quarter to our Non-Executive Chairman of our Board of Directors to $18,750 in recognition of his additional time involvement. If an outside director also serves as a Chairman of a committee of our Board of Directors, such outside director receives an additional $1,000 per quarter.

      The payment structure approved by our creditors committee also provides for payments to our outside directors for each Board of Directors meeting attended. For meetings by telephone, each outside director is paid $1,000, other than the Non-Executive Chairman of our Board of Directors who receives $1,500. For in-person meetings of our Board of Directors, each outside director is paid $2,000, other than the Non-Executive Chairman of our Board of Directors who receives $3,000.

      Further, members of committees of our Board of Directors receive between $250 and $1,500 for each committee meeting attended depending on such factors as whether the meeting is by phone or in person, whether the meeting occurs on the same day as a meeting of our full Board of Directors and whether such member is the Chairman of the committee.

      In addition, on July 29, 2003, each individual who was then one of our outside directors was granted stock options to purchase 225,000 shares of our common stock, pursuant to the terms of the Plan. The stock options have an exercise price of $0.30 per share, which was the fair market value of shares of our common stock on the date of grant, as determined by our Board of Directors in accordance with the Plan. The value of the options granted represents approximately three times the value of the stock options we expect to grant to outside directors on an annual basis beginning on September 30, 2005. We have also agreed to pay certain taxes in connection with the directors’ exercise of the options.

      Ten thirty-sixths (10/36) of the common stock issuable upon the exercise of the stock options were fully vested as of the date of grant of the stock options. The remaining twenty-six thirty-sixths (26/36) of the common stock issuable upon the exercise of the stock options vest in 26 equal monthly installments, with the first installment vesting on September 1, 2003. We expect that the outside directors who received these grants will not receive additional awards under the Plan prior to September 30, 2005.

      With respect to any individual who joins our Board of Directors as an outside director prior to September 30, 2005, on the date on which such individual commences serving as an outside director, such individual shall be granted a stock option to purchase a number of shares of common stock such that the stock option will have a value (as determined under the Plan) of $45,000 on the date of such grant multiplied by a fraction, the numerator of which is equal to the number of days between the date such individual first commences serving as an outside director and September 30, 2005, and the denominator of which is the total number of days between October 1, 2002 and September 30, 2005, rounded down to the nearest whole share. We expect that such stock option will vest in equal monthly installments with the first installment vesting on the one-month anniversary of the date of grant and the total number of installments equal to the number of months (including the month of such grant) between the date of grant of such stock option and September 30, 2005.

      Ms. Shahon and Mr. Ruffolo, each of whom joined our Board of Directors on May 24, 2004, were granted stock options to acquire 50,000 shares of common stock at an exercise price of $1.62 per share. These options vest in equal monthly installments through September 30, 2005.

Committees of our Board of Directors

      During 2003, the material committees of our Board of Directors consisted of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

      Our Board of Directors has determined that all voting members of the material committees of our Board of Directors meet the independence requirements of AMEX, the rules and regulations of the SEC and our Corporate Governance Guidelines, as currently in effect.

      Audit Committee. We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The current members of the Audit Committee are Messrs. Gitner, Kaplan and Peiser (Chairman).

      The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent auditor’s qualifications and independence. Accordingly, the Audit Committee is responsible for:

•	selecting, evaluating and, where appropriate, replacing our independent auditor;

•	approving or pre-approving audit and non-audit engagements of our independent auditor;

•	reviewing the independent auditor;

•	meeting periodically and separately with management and the independent auditor;

•	reviewing the conduct and results of our annual audit;

•	reviewing our annual and interim financial statements;

•	reviewing our policies with respect to risk assessment and risk management;

•	reviewing the plans for, scope and results of, audit activities;

•	reviewing compliance with our code of business ethics and conduct policy as well as compliance with major regulatory requirements; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

      The Audit Committee operates under a formal charter, which is available under the “Company Information” section of our website at www.khcargo.com. The Audit Committee charter requires the committee to meet at least once per fiscal quarter. In 2003, the Audit Committee met nine times.

      The Audit Committee:

•	consists of three non-employee directors, each of whom our Board of Directors believes is fully qualified to monitor the performance of our executive officers, our public disclosures of our financial condition and performance, our internal accounting operations and our independent auditors; and

•	has the ability, in its sole discretion, to retain independent accountants and legal, financial or other advisors whenever it deems appropriate.

Therefore, our Board of Directors does not believe it is necessary at this time to name an “audit committee financial expert” as that term is defined in the instructions to Item 401(h) of Regulation S-K promulgated under the Exchange Act.

      The Audit Committee Report is included below under the heading “Audit Committee Report.”

      Compensation Committee. The current members of the Compensation Committee are Messrs. Gitner and Kaplan (Chairman). During 2003, the members of the Compensation Committee were Messrs. Gitner, Tamir (Tom) Hacker, Kaplan (Chairman) and John M. Malloy. On January 31, 2004, Mr. Malloy resigned from our Board of Directors and each committee on which he served, and on May 24, 2004, Mr. Hacker resigned from our Board of Directors and each committee on which he served.

      The Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers and directors, including cash and stock compensation programs, benefits and other programs. Accordingly, the Compensation Committee is responsible for:

•	approving and reviewing with our Board of Directors executive compensation philosophy and objectives;

•	evaluating the performance of the Chief Executive Officer and other officers in light of approved performance goals and objectives;

•	setting the compensation of the Chief Executive Officer and other officers based upon the evaluation of the performance of the Chief Executive Officer and the other officers;

•	reviewing and recommending changes to existing incentive compensation and equity-based plans and recommending any new plans;

•	approving and reviewing employment agreements, severance agreements, salary changes, incentive plan payouts and stock grants for our officers; and

•	approving and reviewing director compensation, including retainer fees, board and committee meeting fees and equity compensation.

      The Compensation Committee operates under a formal charter, which is available under the “Company Information” section of our website at www.khcargo.com. In 2003, the Compensation Committee met eight times.

      The Compensation Committee has retained Frederic W. Cook & Co. to assist it in formulating the Plan as well as short and long term cash incentive bonus plans for our management.

      Governance and Nominating Committee. Our Governance and Nominating Committee is comprised of Messrs. Gitner (Chairman), Kaplan and Peiser. During 2003, the members of the Governance and Nominating Committee were Messrs. Gitner (Chairman), Hacker, Kaplan and Peiser. On May 24, 2004, Mr. Hacker resigned from our Board of Directors and each committee on which he served.

      The committee operates under a formal charter and in accordance with our corporate governance guidelines. The Governance and Nominating Committee Charter is available under the “Company Information” section of our website at www.khcargo.com.

      Our Governance and Nominating Committee is responsible for:

•	recommending candidates to serve on our Board of Directors;

•	evaluating the qualifications of each candidate for election to our Board of Directors against the independence requirements set forth in the Governance and Nominating Committee charter;

•	recommending the slate of directors to be nominated for election at our Annual Meeting;

•	recommending directors to fill vacancies on our Board of Directors;

•	recommending and reviewing the establishment of, the responsibilities of and the qualifications for membership on committees of our Board of Directors;

•	advising our Board of Directors on all matters concerning directorship practices;

•	maintaining, and recommending to our Board of Directors modifications or amendments to, our corporate governance guidelines;

•	overseeing the establishment, review and maintenance of an orientation program for our new directors;

•	developing and overseeing an annual self-assessment of our Board of Directors;

•	reviewing the adequacy of the independence requirements set forth in the Governance and Nominating Committee Charter; and

•	reassessing, on at least an annual basis, the adequacy of the Governance and Nominating Committee’s charter.

      Our Governance and Nominating Committee was formed in January 2004 and its charter requires the committee to meet at least twice annually. Its predecessor, the Nominating Committee, was established in October 2003 and met once in 2003. The committee recommended the nomination of the directors, subject to stockholder approval, as discussed in “Election of Directors” above.

      Our Governance and Nominating Committee periodically reviews our corporate governance practices and compares them to emerging best practices and changes in law and applicable regulations. Our Governance and Nominating Committee understands the importance of good corporate governance and takes steps to update our practices as appropriate.

      Process of Identifying and Evaluating Director Nominees. The Governance and Nominating Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers potential candidates for director that come to the attention of the committee through current members of our Board of Directors, stockholders (as described below) or other persons.

      Additionally, although it did not do so during 2003, the Governance and Nominating Committee has the authority to retain at our expense a search firm to help the committee fulfill its responsibility of identifying candidates for Board of Director membership. The committee has the sole authority to retain a search firm and to approve any such firm’s reasonable fees and other terms of retention.

      Candidates for our Board of Directors are evaluated at regular or special meetings of the Governance and Nominating Committee throughout the year, and each candidate — whether identified by the committee, by our stockholders or otherwise — will be evaluated using the same standards and in the same manner by the committee.

      If, based on the Governance and Nominating Committee’s initial evaluation, a candidate continues to be of interest to the committee, the Chairman of the Governance and Nominating Committee will interview the candidate and communicate such evaluation to the other Governance and Nominating Committee members, the Non-Executive Chairman of our Board of Directors, and our President and Chief Executive Officer. Later interviews will be conducted by other members of the Governance and Nominating Committee, and the candidate may be afforded the opportunity to meet with our senior management. Ultimately, background and reference checks will be conducted and the Governance and Nominating Committee will meet to finalize its list of recommended candidates for our Board of Directors’ consideration.

      The nominations process described above and the minimum criteria for nominating directors described below is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process. The Governance and Nominating Committee intends to review the nominations process and minimum criteria for nominating directors at least annually and anticipates that modifications will be necessary from time to time as our needs and circumstances evolve and as applicable legal or listing standards change. The Governance and Nominating Committee may amend the nominations process and minimum criteria for nominating directors at any time.

      Of the directors standing for election at the 2004 Annual Meeting of Stockholders, Messrs. Gitner, Kaplan and Peiser were appointed by the bankruptcy court that administered our bankruptcy case. Mr. Zoller, Mr. Ruffolo and Ms. Shahon were elected by our Board of Directors

      Minimum Criteria for Nominating Directors. The Governance and Nominating Committee charter sets forth certain specific, minimum qualifications that an individual must possess to be recommended by the committee to our full Board of Directors. Candidates nominated for election or reelection by the committee to our Board of Directors must:

•	possess high personal and professional ethics, integrity and values and mature judgment;

•	have the depth of experience and the availability to perform as a board member along with a balance of business interests and experience comparable to, or exceeding, our incumbent or other nominated directors;

•	be prepared to represent the best interests of all of our stockholders and not just one particular constituency;

•	not have, or not have a family member who has, any material personal, financial or professional interest in any of our present or potential competitors; and

•	be prepared to participate fully in Board of Directors activities, including active membership on at least one committee of our Board of Directors (subject to any independence requirements of the SEC, any exchange or quotation system on which our securities are listed or quoted, and our corporate governance guidelines) and attendance at, and active participation in, meetings of our Board of Directors and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee’s sole judgment, interfere with or limit his or her ability to do so.

      The above criteria are minimum qualifications and, ultimately, the Governance and Nominating Committee will recommend to our full Board of Directors individuals whom the committee believes will be effective, along with the other members of our Board of Directors, in serving the long-term interests of our stockholders. Candidates are also evaluated based on their background and the need for any required expertise on our full Board of Directors or one of its committees at any particular time.

Stockholder Recommendations of Director Candidates to the Governance and Nominating Government Committee

      As discussed above, the Governance and Nominating Committee will consider individuals recommended by our stockholders to serve on our Board of Directors. Stockholders who wish to recommend individuals for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to: Director Nominations, c/o Corporate Secretary at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

      Submissions must include:

•	the name and address, as they appear in our records, of the record stockholder recommending such individual and the name and address of the beneficial owner, if any, on whose behalf the recommendation is made;

•	the class and number of shares of our capital stock that are owned beneficially and of record by such record stockholder and by the beneficial owner, if any, on whose behalf the recommendation is made;

•	any material interest or relationship that such recommending record stockholder and/or the beneficial owner, if any, may respectively have with the recommended individual;

•	biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer’s business);

•	all previous and current directorships, or similar positions, held by the recommended individual; and

•	any other information that the stockholder believes would aid the Governance and Nominating Committee in its evaluation of the recommended individual, including information confirming that the recommended individual meets the minimum criteria set forth in the Governance and Nominating Committee Charter.

      The submission must be accompanied by a written consent of the individual recommended to stand for election if nominated by our Board of Directors and to serve if elected by our stockholders. In accordance with our Bylaws, recommendations for nominations for our 2005 Annual Meeting of Stockholders must be received not more than 180 days nor less than 90 days before the first anniversary of the 2004 Annual Meeting of Stockholders, to assure time for meaningful consideration and evaluation of all potential nominees by our Governance and Nominating Committee. In the event that the date we set for our 2005 Annual Meeting of Stockholders is not within 30 days of the one year anniversary of our 2004 Annual Meeting of Stockholders, recommendations for nominations made by a stockholder must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made.

Stockholder Communications with Board of Directors and Committees

      Any stockholder who desires to make his or her concerns known to an individual director, a committee of our Board of Directors or our entire Board of Directors may do so by email to our Board of Directors at bod@khcargo.com or by mail to: Board of Directors at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261. Our Secretary will forward all stockholder communication, other than communication that is not properly directed or is frivolous, to the director, the specific committee or the entire Board of Directors, as requested in the communication.

      Any communications to us from one of our officers or directors will not be considered “stockholder communications.” Communications to us from one of our employees or agents will only be considered “stockholder communications” if they are made solely in such employee’s or agent’s capacity as a stockholder. Any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Exchange Act will not be viewed as “stockholder communications.”

      Our directors are strongly encouraged to attend our Annual Meetings of Stockholders. In 2003, we did not hold an Annual Meeting of Stockholders.

Code of Ethics

      We have adopted a Code of Business Ethics and Conduct Policy applicable to all of our employees, which is a “code of ethics” as defined by applicable rules of the SEC. The code is available under the “Company Information” section of our website at www.khcargo.com. If we make any amendments to this code other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of this code to our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the SEC. Any stockholder who wishes to obtain a copy of our code may obtain one by submitting a written request to us at 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents information known to us about the beneficial ownership of our common stock as of May 25, 2004, by:

•	each person or entity whom we know to own beneficially more than 5% of our common stock;

•	each of our Chief Executive Officer and our four other most highly compensated executive officers as of December 31, 2003;

•	each person who became an executive officer after December 31, 2003;

•	each of our directors as of May 25, 2004; and

•	all of our directors and executive officers as of May 25, 2004 as a group.

      For purposes of this proxy solicitation statement, Robert W. Zoller, Jr., Jack A. (Drew) Keith, Toby Skaar, Steven E. Markhoff and Jessica Wilson are referred to in this proxy solicitation statement as our “named executive officers.”

      The number and percentage of shares of common stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and also any shares of common stock underlying stock options and warrants that are exercisable by that person within 60 days of May 25, 2004. However, shares underlying such stock options and warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

      Unless otherwise indicated in the footnotes, each person listed in the following table has sole voting and investment power over the shares shown as beneficially owned by that person. Percentage of beneficial ownership is based on 43,744,806 shares of common stock outstanding as of May 25, 2004.

      Unless otherwise indicated in the footnotes, the address for each listed person is c/o Kitty Hawk, Inc., 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261.

	Shares Beneficially Owned

	Number	Percentage

Directors and Executive Officers:
Robert W. Zoller, Jr.(1)	1,000,000	2.2%
Gerald L. Gitner(1)	225,000	*
Myron Kaplan(1)	225,000	*
Robert A. Peiser(1)	225,000	*
Joseph D. Ruffolo(1)	50,000	*
Laurie M. Shahon(1)	50,000	*
Steven E. Markhoff(1)	300,000	*
Jack A. (Drew) Keith(1)(2)	300,000	*
Randy Leiser(1)	200,000	*
Toby Skaar(1)	212,500	*
Jessica L. Wilson(1)	150,000	*
All current directors and executive officers as a group:
(10 persons)	2,637,500	6.0
Beneficial Owners of More Than 5%:
Everest Capital Limited (3)(4)	6,673,349	14.1%
Stockton, LLC (3)(5)	4,935,684	11.3
Resurgence Asset Management, L.L.C. (3)(6)	4,317,299	9.7
Gilder, Gagnon, Howe & Corporation LLC (3)(7)	3,745,531	8.6
Bank One, National Association (8)(10)	3,500,000	8.0
Wilmington Trust Company (9)(10)	3,500,000	8.0
Gryphon Master Fund, L.P. (3)(11)	3,125,829	7.1
Citadel Limited Partnership (3)(12)	2,537,835	5.6

*	Less than one percent

(1)	Beneficially owned shares may include stock options that are currently exercisable. The shares deliverable upon the exercise of such options, however, might not be vested. A beneficial owner who exercises a stock option for shares that have not yet vested will receive restricted stock for the unvested portion of the option, which restricted stock will vest on the same schedule as the stock option.

(2)	Mr. Keith ceased serving as our Vice President and Chief Financial Officer as of December 31, 2003. Mr. Keith is serving as a consultant to us until June 1, 2004.

(3)	The information regarding beneficial ownership of our common stock is included in reliance on reports filed by such entities with the SEC, except that the percentage is based upon calculations made by us in reliance upon the number of shares of our common stock reported to be beneficially owned by such entities in such reports.

(4)	Everest Capital Limited beneficially owns an aggregate of 6,673,349 shares of our common stock, of which (i) 3,196,562 shares are issued and outstanding and (ii) 3,476,787 shares may be acquired within 60 days of May 25, 2004 upon the exercise of outstanding warrants. Everest Capital Limited has shared voting and investment power over such shares of common stock. Everest Capital Limited is the general partner of Everest Capital Master Fund, L.P. Everest Capital Master Fund, L.P. beneficially owns an aggregate of 6,105,764 shares of our common stock, of which (i) 2,924,687 shares are issued and outstanding and (ii) 3,181,077 shares may be acquired within 60 days of May 25, 2004 upon the exercise of outstanding warrants. Everest Capital Master Fund, L.P. has shared voting and investment power over such shares of common stock. Everest Capital Limited is also the general partner of Everest Capital Senior Debt Fund, L.P. Everest Capital Senior Debt Fund, L.P. beneficially owns an aggregate of 567,585 shares of our common stock, of which (i) 271,875 shares are issued and outstanding and (ii) 295,710 shares may be acquired within 60 days of May 25, 2004 upon the exercise of outstanding warrants. The principal business address of Everest Capital Limited and Everest Capital Master Fund, L.P. is The Bank of Butterfield Building, 65 Front Street, 6th Floor, HM 5X, Bermuda.

(5)	Stockton, LLC beneficially owns an aggregate of 4,935,684 shares of our common stock, all of which are issued and outstanding. Stockton, LLC has sole voting and investment power over such shares of common stock. The principal business address of Stockton, LLC is 712 Fifth Avenue, 36th Floor, New York, New York 10019.

(6)	Resurgence Asset Management, L.L.C. and its affiliates, Resurgence Asset Management International, L.L.C. and Re/ Enterprise Asset Management, L.L.C. beneficially own in their capacities as investment advisors an aggregate of 4,317,299 shares of our common stock, of which (i) 3,337,654 shares are issued and outstanding and (ii) 979,645 shares may be acquired within 60 days of May 25, 2004 upon the exercise of outstanding warrants. Resurgence Asset Management, L.L.C. is the general partner and/or sole investment advisor of M.D. Sass Corporate Resurgence Partners, L.P., M.D. Sass Corporate Resurgence Partners II, L.P., M.D. Sass Corporate Resurgence Partners III, L.P., the Resurgence Asset Management, L.L.C. Employee Retirement Plan, and a separately managed account for a private corporation. Re/ Enterprise Asset Management, L.L.C. is the sole special shareholder of and sole investment advisor of M.D. Sass Corporate Resurgence International, Ltd. Re/ Enterprise Asset Management, L.L.C. is the sole investment advisor to two employee pension plans and is general partner and sole investment advisor of M.D. Sass Re/ Enterprise Portfolio Company, L.P. and M.D. Sass Re/ Enterprise II, L.P. James B. Rubin serves as Chief Investment Officer of Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/ Enterprise Asset Management L.L.C., and, in such capacity, may be deemed to beneficially own the shares of our common stock beneficially owned by Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/ Enterprise Asset Management L.L.C. Each of Resurgence Asset Management, L.L.C., Resurgence Asset Management International, L.L.C. and Re/ Enterprise Asset Management, L.L.C. disclaims any beneficial ownership of the shares owned by entities it advises. The business address of each of Mr. Rubin, Resurgence Asset Management L.L.C., Resurgence Asset Management International, L.L.C. and Re/ Enterprise Asset Management L.L.C. is 10 New King Street, White Plains, New York 10604.

(7)	Gilder, Gagnon, Howe & Corporation LLC beneficially owns an aggregate of 3,745,531 shares of our common stock, all of which are issued and outstanding. Of those shares, 3,723,121 are held in customer accounts over which its partners or employees have discretionary authority regarding their disposition and 22,410 shares are held in accounts owned by its partners, and the families of its partners. The business address for Gilder, Gagnon, Howe & Corporation LLC is 1775 Broadway, 26th Floor, New York, New York 10019.

(8)	The business address of Bank One, National Association is 1717 Main Street, Mail Code TX1-2451, Dallas, Texas 75201.

(9)	The business address of Wilmington Trust Company is Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001.

(10)	Kitty Hawk’s Final Joint Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code required us to issue 7,000,000 shares of our common stock to certain of our unsecured creditors at the time we filed for bankruptcy. Because not all of the claims of our unsecured creditors had been resolved at the time we emerged from bankruptcy, we issued 3,500,000 shares of our common stock to each of Bank One, National Association and Wilmington Trust Company to hold in trust for the unsecured creditors’ benefit until their claims are resolved. Pursuant to separate trust agreements with Bank One, National Association and Wilmington Trust Company, each is required to give a proxy to one of our executive officers instructing that officer to vote shares of our common stock it holds in trust with respect to any matter in proportion to the proxies given by and votes of all of our other shareholders that are United States citizens, as defined by 49 U.S.C. § 40102(a)(15).

(11)	Gryphon Master Fund, L.P. beneficially owns an aggregate of 3,125,829 shares of our common stock, all of which are issued and outstanding. The general partner of Gryphon Master Fund, L.P. is Gryphon Partners, L.P., which may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. The general partner of Gryphon Partners, L.P. is Gryphon Management Partners, L.P., which may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. The general partner of Gryphon Management Partners, L.P. is Gryphon Advisors, LLC, which may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. E.B. Lyon, IV controls Gryphon Advisors, LLC and may be deemed to be the beneficial owner of all of the shares of our common stock owned by Gryphon Master Fund, L.P. Each of Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, LLC and E.B. Lyon, IV disclaims any beneficial ownership of any of the shares of our common stock owned by Gryphon Master Fund, L.P. The business address for each of Gryphon Master Fund, L.P., Gryphon Partners, L.P., Gryphon Management Partners, L.P., Gryphon Advisors, LLC, and E.B. Lyon, IV is 100 Crescent Court, Suite 490, Dallas, Texas 75201.

(12)	Citadel Investment Group, L.L.C. is the general partner of GLB Partners, L.P. GLB Partners, LP is the general partner of Citadel Limited Partnership. Citadel Limited Partnership is the general partner of Citadel Wellington Partners LP, and the portfolio manager of each of Citadel Equity Fund Ltd., Citadel Kensington Global Strategies Fund Ltd., Citadel Credit Trading Ltd. and Citadel Distressed and Credit Opportunity Fund Ltd. Kenneth Griffin is the President of Citadel Investment Group, L.L.C. Collectively, Mr. Griffin, Citadel Investment Group, L.L.C., GLB Partners, LP, Citadel Limited Partnership, Citadel Wellington Partners LP, Citadel Equity Fund Ltd., Citadel Kensington Global Strategies Fund Ltd., Citadel Credit Trading Ltd. and Citadel Distressed and Credit Opportunity Fund Ltd. beneficially own an aggregate of 2,537,835 shares of our common stock, of which (i) an aggregate of 559,195 shares are issued and outstanding and (ii) an aggregate of 1,978,640 shares may be acquired within 60 days of May 25, 2004 upon the exercise of outstanding warrants held by such entities. Each of these entities has shared voting and investment power over such shares of common stock. The business address for each of Mr. Griffin, Citadel Investment Group, L.L.C., GLB Partners, LP, Citadel Limited Partnership, Citadel Wellington Partners LP, Citadel Equity Fund Ltd., Citadel Kensington Global Strategies Fund Ltd., Citadel Credit Trading Ltd. and Citadel Distressed and Credit Opportunity Fund Ltd. is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

EXECUTIVE OFFICERS

      Our executive officers are as follows:

Name	Age	Position(s)

Robert W. Zoller, Jr.	57	Chief Executive Officer, President and Director
Randy S. Leiser	45	Vice President and Chief Financial Officer
Steven E. Markhoff	37	Vice President Strategic Planning, General Counsel and Corporate Secretary
Toby J. Skaar	37	Vice President and General Manager of Kitty Hawk Cargo, Inc.
Jessica L. Wilson	34	Chief Accounting Officer

      Robert W. Zoller, Jr. has served as a member of our Board of Directors and as our Chief Executive Officer and President since November 2002. From April 2002 until November 2002, Mr. Zoller was a founder and active principal of International Management Solutions, LLC, a strategic planning and corporate turn-around consulting practice. Mr. Zoller served as President and Chief Operating Officer of Hawaiian Airlines, Inc. from December 1999 to April 2002. In March 2003, Hawaiian Airlines filed for Chapter 11 protection under the U.S. bankruptcy code. Mr. Zoller served as Senior Vice President Maintenance and Engineering for AirTran Airways, Inc. from March 1996 to December 1999.

      Randy S. Leiser has been our Vice President and Chief Financial Officer since January 2004. Prior to joining us, from March 2002 to January 2004, Mr. Leiser served as a financial advisor to Mesa Air Group. From November 2001 to January 2002, Mr. Leiser was Vice President and Treasurer of Atlas Air, Inc., an ACMI cargo airline. From June 1992 to September 2001, Mr. Leiser served in a variety of senior finance positions with American Airlines, Inc., including Managing Director of Corporate Financial Planning, Managing Director of Corporate Development and Vice President of Finance and Chief Financial Officer of American Airline’s cargo division. From June 1987 to June 1992, Mr. Leiser was Vice President of Corporate Finance with Wertheim Schroeder, a New York investment bank. From May 1984 to June 1987, Mr. Leiser served in various staff financial management positions for American Airlines, Inc. and, from June 1981 to August 1982, Mr. Leiser was an auditor with Ernst & Young LLP.

      Steven E. Markhoff has been our Vice President Strategic Planning, General Counsel and Corporate Secretary since July 2003. Mr. Markhoff was elected Corporate Secretary in March 2003. Prior to joining us as an employee, from April 2002 until July 2003, Mr. Markhoff was a founder and active principal of International Management Solutions, LLC, a strategic planning and corporate turn-around consulting practice. From November 1999 to March 2002, Mr. Markhoff served as Vice President Acquisitions for Hawaiian Airlines, Inc. In March 2003, Hawaiian Airlines filed for Chapter 11 protection under the U.S. bankruptcy code. Mr. Markhoff served as General Counsel and Corporate Secretary of Mesa Air Group, Inc. from July 1998 to October 1999. Mr. Markhoff served in various positions at Kiwi International Airlines, Inc. from February 1997 to July 1998 including General Counsel and Corporate Secretary. From April 1995 to January 1997, Mr. Markhoff served as General Counsel of ValuJet Airlines, Inc. Mr. Markhoff is admitted to practice law in the State of New Jersey.

      Toby J. Skaar has been the Vice President and Chief Operating Officer of Kitty Hawk Cargo since January 15, 2004. Prior to holding this position, Mr. Skaar served as Kitty Hawk Cargo’s Vice President and General Manager beginning in April 1999. Mr. Skaar served as Vice President and Chief Operating Officer of Kitty Hawk Charters, Inc. from 1990 to April 1999. Mr. Skaar has been in the freight industry for 20 years.

      Jessica L. Wilson has served as our Chief Accounting Officer since August 2000. From August 1997 to July 2000, Ms. Wilson served as our Corporate Controller. From October 1990 to August 1997, Ms. Wilson was an auditor with Ernst & Young LLP, our primary accounting firm prior to April 2000. Ms. Wilson is a certified public accountant licensed in the State of Texas.

      Generally, our executive officers are elected annually by our Board of Directors. Our executive officers may be removed at any time by our Board of Directors.

COMPENSATION COMMITTEE REPORT ON

EXECUTIVE COMPENSATION

Introduction

      During 2003, the Compensation Committee had responsibility for the executive compensation practices and policies of the Company. During 2003, the members of the Compensation Committee were Messrs. Tamir Hacker, Myron Kaplan (Chairman) and John M. Malloy, each of whom qualified as an “outside director” under Section 162(m) of the Internal Revenue Code, or the Code, a “non-employee director” as such term is defined in Rule 16b-3 promulgated under the Exchange Act and an “independent director” as such term is defined by the American Stock Exchange, the rules and regulations of the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines. Mr. Malloy resigned from the Company’s Board of Directors on January 31, 2004, and Mr. Hacker resigned from the Company’s Board of Directors on May 24, 2004. Currently, Messrs. Gitner and Kaplan serve as the members of the Compensation Committee.

      With the exception of the Kitty Hawk 2003 Long Term Equity Incentive Plan, or the Plan, the members of the Compensation Committee during 2003 were not, and currently are not, eligible to participate in the compensation plans or programs administered by the Compensation Committee.

      The specific duties and responsibilities of the Compensation Committee are described above under “Board of Directors and Committees of Our Board of Directors, Stockholder Matters and Code of Conduct — Committees of our Board of Directors — Compensation Committee” and in the charter of the Compensation Committee.

      The members of the Compensation Committee hereby submit this Compensation Committee Report, which summarizes payments made by the Company to its Chief Executive Officer during 2003 and describe the Compensation Committee’s current executive pay policies. These policies are consistent with advice provided to the Compensation Committee by an executive compensation consultant.

Executive Compensation Philosophy

      The Company’s compensation program is intended to attract, retain and motivate key people necessary to lead the Company to achieve its company-wide or business-unit goals. This underlying principle reflects the Compensation Committee’s belief that executive compensation should seek to align the interests of our executives with those of its stockholders on both a short-term and long-term basis. The Compensation Committee intends for its executive compensation program to utilize three components: (i) base salary, (ii) short-term, performance based incentives and (iii) long-term compensation in forms such as cash and awards granted pursuant to the Plan. The Compensation Committee believes that by emphasizing these three components, the Company can provide executives with a competitive total compensation package that will allow the Company to retain and attract key executives while also maintaining a reasonable cost structure.

      Key factors affecting the Compensation Committee’s judgment regarding specific executive officer’s compensation include the nature and scope of the executive officer’s responsibilities and his or her effectiveness in leading the Company’s initiatives to increase customer satisfaction, enhance company growth, and propose, implement and ensure compliance with Company policies. The Compensation Committee also considers the compensation practices and performances of other corporations that are most likely to compete with the Company for the services of its executive officers.

Components of Executive Compensation

Base Salary

      Base salaries for the Company’s senior executives are reviewed on an annual basis and determined by a combination of factors including an individual’s experience, level of responsibility, past performance and potential for making significant contributions to our future performance, competitive salary levels within the industry and our specific needs.

Short-Term Incentives

      Although the Company does not currently have a formal, short term incentive plan, the Company’s Chief Executive Officer and each of our other executive officers may receive performance based bonuses at the discretion of the Company’s Board of Directors. Additionally, the Company anticipates that it will adopt a cash incentive plan during 2004 that will provide short-term, performance based cash incentives to its officers and key employees.

Long-Term Compensation

      We believe that it is important for our executive officers to have an equity stake in the Company as it ensures that the Company’s executive officers have a continuing incentive in the long-term success of the Company. In awarding stock option grants, we review the level of grants to executives at other similarly situated companies, the awards granted to our other executives, the number of options currently held by the officer, the allocation of overall share usage attributed to executive officers, the relative proportion of long-term compensation within the total compensation mix and the individual officer’s specific role at the Company. The Plan, which was approved by our stockholders in September 2003, acts as the primary long-term incentive compensation program for our executives. In 2003, the Company issued awards exercisable for up to 3,900,000 shares of the Company’s common stock under the Plan to its executive officers and employees. The number of such options granted to our executive officers and employees represents approximately three times the number of stock options we expect to grant to each of the executive officers and employees who received such grants on an annual basis. We therefore do not anticipate granting additional options to executive officers and employees who received such grants until October 2005, except in connection with an unusual event such as a promotion.

Benefits

      Executive officers are eligible to participate in the Company’s standard executive level benefit program. These programs include medical, disability and life insurance, the Plan and a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code of 1986.

Compensation for the Chief Executive Officer

General

      Mr. Zoller’s overall compensation package is designed to recognize the fact that he bears primary responsibility for effective management and operation of our business, the development of a successful business plan, the implementation of changes in long-term strategy initiatives to lay the foundation for the Company’s stable and steady growth and for increasing shareholder value. Accordingly, when evaluating Mr. Zoller’s on-the-job performance with respect to each of the categories of his compensation the Compensation Committee considers his leadership, his strategic planning for the future of the Company, his dedication and focus on the short-term and long-term interests of the Company and its stockholders, and his professionalism, integrity and competence. None of the factors were given specific relative weight and the factors discussed in “Compensation Committee Report on Executive Compensation — Components of Executive Compensation” also influence the Compensation Committee’s compensation decision.

Base Salary

      Pursuant to the terms of a term sheet agreement between Mr. Zoller and the Company, Mr. Zoller’s annual base salary is $300,000. Mr. Zoller’s base salary is subject to review by the Compensation Committee on an annual basis in accordance with the factors identified in this report. Although Mr. Zoller was eligible to receive an increase in his base salary as determined by the Compensation Committee in 2003, he declined to be considered for such an increase.

Short-Term Incentives

      Although Mr. Zoller is eligible to receive additional performance based bonuses, as determined by the Company’s Board of Directors, he declined any bonus or other cash incentive compensation in 2003.

Long-Term Compensation

      In 2003, long-term compensation of senior executives took the form of option awards under the Plan. On July 30, 2003, the Company granted Mr. Zoller options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.30 per share, which options were fully exercisable on the date of their grant. Of the 1,000,000 shares of common stock issuable upon the exercise of the options, 374,997 shares were vested as of May 25, 2004, and the remaining 625,003 shares vest in 30 equal monthly installments beginning on June 4, 2004. In the event that Mr. Zoller exercises stock options for shares that have not yet vested, he will receive restricted stock for the unvested portion of the exercised option, which restricted stock will vest on the same schedule as the stock options.

Other Compensation Matters

Internal Revenue Code Section 162(m)

      In 1994, the Internal Revenue Code of 1986 was amended to add a limitation on the tax deduction a publicly held corporation may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a “qualifying disposition,” are subject to the tax limitation unless they meet certain requirements. Since our emergence from bankruptcy, we have not been subject to the deductibility limitation and our general policy is to structure our equity based compensation to comply with the exception to the limitation.

      The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors.

GERALD L. GITNER	MYRON KAPLAN (Chairman)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN

COMPENSATION DECISIONS

      During 2003, Messrs. Hacker, Kaplan and Malloy served as members of our Compensation Committee. None of the members of the Compensation Committee was at any time during 2003, or at any other time, one of our officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth the annual and long-term compensation paid or accrued for the benefit of the named executive officers for services rendered to the Company during its last three fiscal years.

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
Name and Principal				Other Annual	Underlying
Position(s)	Year	Salary	Bonus	Compensation(1)	Options

Robert W. Zoller, Jr.(2)	2003	$300,000	$—	$—	1,000,000
President and	2002	37,500	—	—	—
Chief Executive Officer	2001	—	—	—	—
Jack A. (Drew) Keith(3)	2003	225,000	—	3,000	300,000 (5)
Former Vice President and	2002	202,031	—	2,750	—
Chief Financial Officer	2001	195,000	97,500	2,625	—
Steven E. Markhoff(4)	2003	115,869	—	—	300,000
Vice President Strategic	2002	—	—	—	—
Planning, General Counsel	2001	—	—	—	—
and Corporate Secretary
Toby J. Skaar	2003	160,000	—	—	300,000
Vice President and	2002	149,792	—	2,583	—
Chief Operating Officer	2001	160,000	80,000	2,297	—
Jessica Wilson	2003	107,500	—	1,074	150,000
Chief Accounting Officer	2002	103,125	—	1,427	—
	2001	100,000	50,000	2,625	—

(1)	Represents matching contributions made by us under the terms of our 401(k) plan.

(2)	Mr. Zoller joined us in October 2002.

(3)	Mr. Keith ceased serving as our Vice President and Chief Financial Officer as of December 31, 2003. Mr. Keith served as a consultant to the Company until June 1, 2004.

(4)	Mr. Markhoff joined us in June 2003. From March 2003 until June 2003, Mr. Markhoff served as a consultant to the Company as our corporate secretary.

(5)	On June 2, 2004, Mr. Keith forfeited his right to purchase 175,000 of these shares.

Employment and Severance Agreements

      Mr. Zoller. Mr. Zoller is employed pursuant to an October 2002 term sheet agreement with us. Mr. Zoller is our Chief Executive Officer and President and also the Chief Executive Officer of each of our subsidiaries, Kitty Hawk Aircargo and Kitty Hawk Cargo. Under the agreement, Mr. Zoller receives an annual base salary of $300,000, subject to review on an annual basis by our Board of Directors, and may receive additional performance based compensation, as determined by our Board of Directors. Mr. Zoller receives employee fringe benefits that are generally available to all executive officers and may receive other fringe benefits as determined by our Board of Directors. If we terminate the employment of Mr. Zoller prior to November 5, 2005 without cause or if Mr. Zoller is constructively terminated, he is entitled to 12 months of his annual base salary and certain medical insurance benefits for the 12-month period following his termination. We expected to, but did not, finalize a formal employment agreement with Mr. Zoller in 2003. The Compensation Committee is continuing to work toward completing a formal employment agreement with Mr. Zoller in 2004.

      Mr. Skaar. Mr. Skaar is employed pursuant to an employment and severance agreement with us. Mr. Skaar is employed as Vice President and Chief Operating Officer of Kitty Hawk Cargo. Prior to his

appointment to that position in January 2004, Mr. Skaar served as Kitty Hawk Cargo’s Vice President and General Manager. Under the employment agreement, Mr. Skaar received an annual base salary of $160,000 and may receive additional performance based compensation, as determined by our Board of Directors. In connection with his promotion to Chief Operating Officer of Kitty Hawk Cargo, Mr. Skaar’s base salary was increased to $180,000 per year. Mr. Skaar receives employee fringe benefits that are generally available to all executive officers and may receive other fringe benefits as determined by our Board of Directors.

      Mr. Skaar is required to safeguard our proprietary information and to surrender to us all written or recorded evidence of our proprietary information as well as our property if he leaves our employment. Mr. Skaar is also prohibited from disclosing, disseminating or utilizing our proprietary information after leaving our employment, unless our Chief Executive Officer authorizes such use in writing.

      Mr. Skaar’s employment agreement may be terminated by us or Mr. Skaar with or without cause at any time upon 30 days prior written notice to the other party. If we terminate the employment agreement after December 31, 2002, for any reason other than a material breach of the agreement by Mr. Skaar, he is entitled to three months worth of his annual base salary and certain medical insurance benefits for the three-month period following his termination. If we terminate the employment agreement for cause or if Mr. Skaar terminates the employment agreement for any reason other than a material breach of the agreement by us, he does not receive any additional compensation following his termination. The employment agreement also provides that if Mr. Skaar is terminated for any reason other than a material breach of the agreement by us, he will be prohibited for a period of three years from the date of his termination from attempting to knowingly hire, directly or indirectly, any of our officers or key employees as long as they are still employed by us.

      Mr. Markhoff. Mr. Markhoff is employed pursuant to a June 2003 letter of understanding agreement with us. Under the agreement, Mr. Markhoff is employed as our Vice President Strategic Planning, General Counsel and Corporate Secretary for a three year term. Under the agreement, Mr. Markhoff currently receives an annual base salary of $200,000 and may receive additional performance based compensation, as determined by our Board of Directors. Mr. Markhoff receives employee fringe benefits that are generally available to all executive officers and may receive other fringe benefits as determined by our Board of Directors. Although the letter of understanding also provides that the parties will make every effort to detail the terms of the letter of understanding in a formal employment agreement within ninety days of the letter of understanding’s execution, we have not yet entered into a formal employment agreement with Mr. Markhoff.

      If we terminate Mr. Markhoff’s employment without cause during the first three years, we will continue to pay him his monthly salary and to provide him with fringe benefits that he received prior to his termination until the earlier of (i) the date Mr. Markhoff gains new employment or (ii) the date that is twelve months from the date of his termination.

      The agreement provides that Mr. Markhoff will be prohibited for a period of one year after his termination from competing against us in the freight industry. Mr. Markhoff will also be prohibited for a period of two years from the date of his termination from attempting to hire any of our employees or solicit our customers. Mr. Markhoff is also required to safeguard our non-public, proprietary information indefinitely and to enter into a mutual non-disparagement agreement with us.

      Mr. Leiser. Mr. Leiser is employed as our Vice President and Chief Financial Officer pursuant to a January 2004 term sheet agreement with us. Under the agreement, Mr. Leiser currently receives an annual base salary of $200,000, which was increased in April 2004, as contemplated by the agreement, from $185,000 when Mr. Leiser’s performance was deemed to have been satisfactory since the beginning of his employment with us. Mr. Leiser’s annual salary is subject to an annual review by our Board of Directors. Mr. Leiser may receive additional performance based compensation, as determined by our Board of Directors. Mr. Leiser receives employee fringe benefits that are generally available to all executive officers and may receive other fringe benefits as determined by our Board of Directors. If we terminate Mr. Leiser’s employment without cause, we will pay him a severance equal to six months of his then current base salary. The agreement provides that Mr. Leiser will enter into various non-competition, non-disparagement and confidentiality agreements with us.

      Mr. Keith. From January 2002 to December 2003, Mr. Keith was employed as our Vice President and Chief Financial Officer and as a Vice President of Kitty Hawk Aircargo and Kitty Hawk Cargo and served as a consultant to us until June 1, 2004. Under the employment and severance agreement between Mr. Keith and us, which was amended as of February 18, 2004, Mr. Keith is required to safeguard our proprietary information and to surrender to us all written or recorded evidence of our proprietary information as well as our property in his possession. Mr. Keith is also prohibited from disclosing, disseminating or utilizing our proprietary information after leaving our employment, unless our Chief Executive Officer authorizes such use in writing. Under the employment and severance agreement, as amended, Mr. Keith has agreed not to bring any legal proceeding against us for any reason other than a willful breach of the employment and severance agreement or our stock option agreement with him. Mr. Keith is also prohibited through June 1, 2005 from attempting to influence our customers or suppliers or any of our current or future affiliates to divert business to any entity then in competition with us. Further, Mr. Keith is prohibited from making any unsubstantiated statements that defame or disparage us or our products, services, or certain related parties.

      If Mr. Keith breaches a material term of the employment and severance agreement, he will forfeit any consideration paid to him under the amendment to the agreement.

      Under the employment and severance agreement, we have agreed not to make any unsubstantiated statements that defame Mr. Keith and, in exchange for certain consulting services provided by Mr. Keith to us until June 1, 2004, we extended the termination date of his option to purchase shares of our common stock until June 1, 2004.

OPTION GRANTS IN 2003

      The following table provides information regarding the grant of stock options to each of the named executive officers in 2003.

	Individual Grants				Potential Realizable
					Value at Assumed
		Percent of Total			Annual Rates of Stock
	Number of	Options			Price Appreciation for
	Securities	Granted to	Exercise		Option Term(2)
	Underlying Options	Employees in	Price per	Expiration
Name	Granted(1)	2003	Share	Date	5%	10%

Robert W. Zoller, Jr.	1,000,000	23.47%	$0.30	07/30/13	$188,668	$478,123
Jack A. (Drew) Keith	300,000	7.04%	0.30	07/30/13	56,601	143,437
Steven E. Markhoff	300,000	7.04%	0.30	07/30/13	56,601	143,437
Toby J. Skaar	300,000	7.04%	0.30	07/30/13	56,601	143,437
Jessica Wilson	150,000	3.52%	0.30	07/30/13	28,300	71,718

(1)	Of the 1,000,000 shares of common stock issuable upon the exercise by Mr. Zoller of the stock options described above, 395,830 shares were vested as of June 7, 2004 and the remaining 604,170 shares vest in 29 equal monthly installments, beginning July 4, 2004. Of the 300,000 shares of common stock issuable upon the exercise by Mr. Markhoff of the stock options described above, 75,000 shares were vested as of June 7, 2004 and the remaining 225,000 shares vest in 36 equal monthly installments, beginning July 1, 2004. Of the 300,000 shares of common stock issuable upon the exercise by Mr. Skaar of the stock options described above, and after taking into account Mr. Skaar’s exercise of his option to purchase 118,750 shares of our common stock during 2003 and 2004, 6,250 shares were vested on June 7, 2004 and the remaining 175,000 shares vest in 28 equal monthly installments, beginning July 1, 2004. Of the 300,000 shares of common stock issuable upon the exercise by Mr. Keith of the stock options described above, and after taking into account (i) Mr. Keith’s exercise of his option to purchase 125,000 shares of our common stock during 2004 and (ii) the terms of the termination of Mr. Keith’s employment with us, Mr. Keith had exercised all of his vested shares as of June 7, 2004, and the remaining option to purchase 175,000 shares of our common stock was forfeited as of June 2, 2004. Of the 150,000 shares of common stock issuable upon the exercise by Ms. Wilson of the stock options described above, 62,500 shares were vested as of June 7, 2004 and the remaining 87,500 shares vest in 28 equal monthly installments, beginning July 1, 2004. Messrs. Zoller, Markhoff, Keith and Skaar’s options are incentive stock options and Ms. Wilson’s stock options are nonqualified stock options.

(2)	The potential realizable value set forth in the table above illustrates the values that would be realized upon exercise of the option immediately prior to the expiration of its term, assuming the specified compounded rates of appreciation on our common stock over the term of the option. The use of the assumed 5% and 10% annual rates of stock price appreciation is established by the SEC and is not intended by us to forecast possible appreciation of the price of the shares of our common stock.

AGGREGATED OPTION EXERCISES IN 2003

AND DECEMBER 31, 2003 OPTION VALUES

      The following table provides information regarding the exercise of options by each of the named executive officers during 2003 and the number of unexercised options held at December 31, 2003 by each of the named executive officers.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at		In-The-Money Options at
	Shares		December 31, 2003		December 31, 2003(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable	Exercisable(2)	Unexercisable

Robert W. Zoller, Jr.	—	—	1,000,000	—	$1,140,000	—
Jack A. (Drew) Keith	—	—	300,000	—	342,000	—
Toby Skaar	87,500	$72,455	212,500	—	242,500	—
Steven E. Markhoff	—	—	300,000	—	342,000	—
Jessica Wilson	—	—	150,000	—	171,000	—

(1)	Based upon a per share price of $1.14, the closing bid price of our common stock on December 31, 2003, multiplied by the number of shares of our common stock issuable upon exercise of these options.

(2)	Although all of the stock options listed in the table were exercisable as of December 31, 2003, a portion of the shares of our common stock that were deliverable upon the exercise of such options by each named executive officer were not vested. Please see footnote number 1 of the table provided under “Option Grants in 2003” for a summary of vesting information with respect to the stock options owned by each named executive officer. A beneficial owner who exercises a stock option for shares that have not yet vested will receive restricted stock for the unvested portion of the option. The shares of restricted stock will vest on the same schedule as the stock option.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information as of December 31, 2003 with respect to compensation plans under which shares of our common stock may be issued:

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to Be Issued upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in the First Column)

Equity compensation plans approved by security holders	4,460,000	$0.30	1,465,000
Equity compensation plans not approved by security holders	—	—	—

Total	4,460,000	$0.30	1,465,000

STOCK PERFORMANCE GRAPH

      In connection with our plan of reorganization, all of our common stock and securities exercisable for shares of our common stock issued prior to September 30, 2002 were cancelled without consideration. On September 30, 2002, we emerged from bankruptcy and thereafter issued 37,744,655 shares of our common stock. Between the initial issuance of our common stock after our emergence from bankruptcy and September 23, 2003, public trades of our common stock were infrequent, subject to large price volatility and in small volumes. Accordingly, our management does not believe that including a stock performance graph with respect to that time period would provide our stockholders with any meaningful information. The following graph compares the cumulative stockholder return on a share of our common stock versus the cumulative total return on the Russell 2000 Index and the Coredata Air Delivery/ Freight Services Index. The Company has selected and included the Coredata Air Delivery/ Freight Services Index because the Company is included within this index. The comparison assumes $100 was invested as of September 23, 2003 and all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG KITTY HAWK, INC.,
RUSSELL 2000 INDEX AND COREDATA GROUP INDEX

      The chart above was plotted using the following data:

Company/Index	23-Sep-03	30-Sep-03	31-Oct-03	30-Nov-03	31-Dec-03

Kitty Hawk, Inc.	$100.00	$206.67	$443.33	$396.67	$380.00
Core Data Group Index	100.00	100.00	113.57	113.20	113.41
Russell 2000	100.00	100.00	108.31	112.06	114.20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aircraft and Engine Use Agreement

      As of January 1, 2004, we entered into an Amended and Restated Aircraft and Engine Use Agreement with the Kitty Hawk Collateral Liquidating Trust. As of May 25, 2004, the beneficiaries of the Kitty Hawk Collateral Liquidating Trust beneficially owned greater than five percent of our outstanding common stock.

      The Amended and Restated Aircraft and Engine Use Agreement makes 11 Boeing 727-200 airframes and 29 aircraft engines available to us for operation by Kitty Hawk Aircargo. The Amended and Restated Aircraft and Engine Use Agreement requires us to pay for a minimum use of the airframes and the aircraft engines, subject to certain qualifications. During 2003, we paid the Kitty Hawk Collateral Liquidating Trust $3.2 million related to these airframes and aircraft engines.

Aircraft Leases

      In October 2002, we entered into four operating leases for Boeing 727-200 cargo aircraft with affiliates of Pegasus Aviation. These leases expired on May 8, 2004.

      Under these leases, in addition to rental payments, we were required to pay maintenance reserves each month with the amount determined based on flight hours or cycles of utilization during the previous month. In addition, under the terms of these leases, each aircraft had to be returned to the lessor with the same number of available flight hours or cycles on the airframe, aircraft engines, landing gear and auxiliary power units until the next scheduled maintenance event as were available at the time we originally took delivery of each of the aircraft. Each of the aircraft had just undergone a light or heavy C-check when we originally took delivery. Under the terms of these leases, instead of performing a light or heavy C-check on each of the airframes prior to returning them, we were required to pay the lessor $750,000 per airframe in lieu of the C-check. Such payment does not satisfy any return condition requirement applicable to the aircraft components which we must return with the same amount of aggregate hours, cycles and days remaining as when delivered. Each $750,000 payment was reduced by the amount of maintenance reserves paid to the lessor under these leases. During 2003, we paid $4.3 million in lease and other payments to Pegasus Aviation or its affiliates.

      Because our estimate of the costs to meet these aircraft lease return obligations exceed the $2.4 million of lease return reserves we had recorded as of December 31, 2003 for these aircraft, we took a charge of $1.2 million in the first quarter of 2004. As of June 7, 2004, we had returned one of these aircraft and were in the process of returning three of these aircraft to the lessor and, according to the lessor, we have not yet fully satisfied our lease return obligations under the leases. While we believe our current lease return reserve pertaining to the return of these aircraft is sufficient to meet the lease return obligations, the final cost will not be known until the aircraft are returned and the lease return obligations are satisfied in accordance with the lease. As a result, if the actual cost of meeting the lease return conditions increase, we may be required to take an additional charge in the second quarter of 2004. In addition, until the lease return conditions are satisfied, we have some continuing lease payment obligations with respect to these aircraft.

Aircraft Purchases

      In June 2002, we entered into aircraft purchase agreements with affiliates of Pegasus Aviation to purchase two Boeing 727-200 freighter aircraft, which we had been operating prior to our bankruptcy filing under operating leases. In consideration for the two of the aircraft, we executed two promissory notes for the benefit of Pegasus Aviation in the aggregate face amount of $1,500,000 with both bearing interest at a fixed rate of 8.0% per annum. The promissory notes matured on April 1, 2003, and during 2003 we paid $0.5 million in principal and interest to Pegasus Aviation on the promissory notes.

Stockton, LLC

      Myron Kaplan, a member of our Board of Directors, Chairman of the Compensation Committee of our Board of Directors and a member of the Audit and Governance and Nominating Committees of our Board of Directors, is a founding partner in Kleinberg, Kaplan, Wolff & Cohen, P.C., or KKWC. KKWC represents Stockton, LLC in connection with its investment in Kitty Hawk, Inc. As of May 25, 2004, according to documents filed with the SEC, Stockton, LLC beneficially owned 11.9% of our common stock. Mr. Kaplan has not participated in KKWC’s representation of Stockton, LLC.

International Management Solutions, LLC

      Prior to becoming our Vice President Strategic Planning, General Counsel and Corporate Secretary, Steven Markhoff acted as a part-time consultant to us through International Management Solutions, LLC, a consulting firm founded by Messrs. Markhoff and Zoller, our President and Chief Executive Officer. We paid International Management Solutions, LLC a total of $16,211 during 2003 for Mr. Markhoff’s services prior to his full-time employment with us. Mr. Zoller received no economic benefit from the payments made by us to International Management Solutions, LLC.

Warrants

      In March 2003, we issued 28,244,655 shares of common stock and warrants to acquire 12,255,315 shares of common stock to certain holders of our former 9.95% Senior Secured Notes that are not citizens of the U.S. as defined in 49 U.S.C. § 40102(a)(15). The warrants have an exercise price of $0.000001 per share, a term of 10 years and are exercisable only by a citizen of the U.S. As part of the distribution to the holders of our former 9.95% Senior Secured Notes, affiliates of Everest Capital Limited received warrants to acquire shares of our common stock. As May 25, 2004, Everest Capital beneficially owned more than 10% or our common stock and may be deemed our affiliate. See “Security Ownership of Certain Beneficial Owners and Management.”

APPROVAL OF AN AMENDMENT TO

THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE AUTHORIZED CAPITAL STOCK
(Proposal No. 2)

      On May 24, 2004, our Board of Directors adopted a resolution to amend our Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 62,000,000 to 100,000,000 and the number of authorized shares of our preferred stock, par value $0.01 per share, from 3,000,000 to 10,000,000, and to propose such amendment to be voted on by our stockholders at the Annual Meeting. Our Board of Directors recommends the adoption by our stockholders of such an amendment.

      On May 25, 2004, there were 43,744,806 shares of our common stock, and no shares of preferred stock, issued and outstanding. In addition, as of such date:

•	4,099,500 shares of our common stock were reserved for issuance upon exercise of outstanding stock options;

•	6,962,664 shares of our common stock were reserved for issuance upon exercise of outstanding warrants; and

•	1,640,000 shares of our common stock were reserved for future issuance under the Plan.

Accordingly, as of May 25, 2004, 5,553,030 shares of our common stock were otherwise available for future issuance. If this proposal is approved and effected, we will have available 43,553,030 authorized but unissued and unreserved shares of common stock.

Common Stock

      The following provides a description of our common stock prior to the adoption of several proposals of the Annual Meeting that may alter the following description. This description is a summary of the material provisions of our common stock and does not purport to be a complete legal description of the securities or the applicable statutory or common law. This description is qualified in its entirety by the applicable provisions of law and reference to our Charter, our Bylaws and the disclosure in this proxy solicitation statement regarding proposed amendments to our Charter.

      Rights of Common Stock. Except as provided in the following sentence, holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, including the election of directors, and, except as otherwise required by applicable law and subject to any rights of holders of preferred stock subsequently issued by us, the holders of our common stock exclusively possess all voting power. Our Charter limits the aggregate voting power of non-U.S. persons to 22 1/2% of the votes voting on or consenting to any matter. Our Charter does not provide for cumulative voting in the election of directors.

      All corporate action requiring stockholder approval, unless otherwise required by law, our Charter or our Bylaws must be authorized by a majority of the votes cast. Approval of a majority of the outstanding voting shares is required to effect:

•	an amendment to our Charter (except as described below);

•	a merger or consolidation; and

•	a disposition of all or substantially all of our assets.

      Our Charter requires a vote of two-thirds of the outstanding shares of each class of capital stock to amend, alter or repeal Articles Eighth (Director Liability to the Corporation), Ninth (Indemnification of Officers and Directors) and Thirteenth (Two-Thirds Voting Requirement) of our Charter. A majority of the members of our Board of Directors, as well as two-thirds of the outstanding voting shares, have the ability to amend our Bylaws.

      Subject to any preferential rights of holders of the preferred stock, if any, the holders of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as our Board of Directors may determine. Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, the holders of our common stock are entitled to share ratably in all assets remaining, if any, after payment to our creditors and subject to any preferential rights of holders of our preferred stock, if any. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of any series of preferred stock issued or designated by our Board of Directors in the future. Our common stock currently trades under the trading symbol “KTHK” but may change trading symbols upon a listing on an exchange or quotation system. American Stock Transfer and Trust Company is the transfer agent and registrar for our common stock.

      Antitakeover Effects of Certain Provisions of our Charter and Bylaws. Our Charter and our Bylaws contain certain provisions that could make the hostile acquisition of the Company by means of a proxy contest or otherwise more difficult, and the approval by our stockholders of certain of the proposals described in this proxy solicitation statement could make such a hostile acquisition even more difficult. The discussion set forth below is intended only as a summary and is qualified in its entirety by reference to our Charter, our Bylaws and the applicable provisions of law.

      Removal of Directors; Filling of Vacancies. Any or all of the members of our Board of Directors may be removed, with or without cause, at any annual or special meeting of stockholders, upon the affirmative vote of the holders of a majority of the outstanding shares of each class of capital stock then entitled to vote in person or by proxy at an election of such directors, provided that notice of the intention to act upon such matter shall have been given in the notice calling such meeting. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies occurring in our Board of Directors caused by death, resignation, retirement, disqualification, removal or other termination from office of any directors may be filled solely by the vote of a majority of the directors then in office, though less than a quorum. Each successor director so chosen shall hold office until his respective successor shall have been duly elected and qualified.

      Special Meetings of Stockholders. Our Bylaws provide that a special meeting of the stockholders may be called by our Board of Directors pursuant to a resolution adopted by a majority of the members of our Board of Directors then serving, by the Chairman of our Board of Directors, or by any holder or holders of record of at least 25% of the outstanding shares of our capital stock then entitled to vote on any matter for which the respective special meeting is being called.

      Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Our Bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or bring other business before an annual or special meeting of our stockholders, or the Stockholder Notice Procedure.

      The Stockholder Notice Procedure provides that only those persons who are nominated by or at the direction of our Board of Directors, or by a stockholder who has given timely written notice of such nomination to our Secretary, will be eligible for election to our Board of Directors. The Stockholder Notice Procedure also provides that only such business as has been brought before an annual or special meeting of stockholders by or at the direction of our Board of Directors, or by a stockholder who has given timely written notice to our Secretary of such stockholder’s intention to bring such business before such meeting, may be considered at the annual meeting or a special meeting of stockholders. The Stockholder Notice Procedure further provides that notice of stockholder nominations will be considered timely only if such notice is received by our Secretary not less than 90 days nor more than 180 days prior to the first anniversary of the previous year’s annual meeting. If the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice will be considered timely only if such notice is received by our Secretary no later than the close of business on the tenth day following the earlier of the day on which the notice of the meeting date was mailed or public disclosure of the meeting date was made. The Stockholder Notice Procedure provides that notice of stockholder nominations to be made at a special meeting at which directors are to be elected will be considered timely only if such notice is received by our Secretary no later than the close of business on the tenth day following the earlier of the day on which the notice of the meeting date was mailed or public disclosure of the meeting date was made.

      The Stockholder Notice Procedure also provides that a stockholder notice that proposes to nominate a person for election as a director must contain certain information, including, without limitation, the name and address of the nominating stockholder, the class and number of shares of our capital stock which are owned beneficially and of record by such stockholder, any relationship that such stockholder on whose behalf the nomination is made may have with such nominee, and all information regarding the proposed nominee that would be required to be included in a proxy statement soliciting proxies for the proposed nominee.

      The Stockholder Notice Procedure further provides that a stockholder notice that relates to the conduct of business other than the nomination of directors must contain certain information about such business and about the proposing stockholders, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at such meeting, any material interest of such stockholder in the business so proposed, the name and address of such stockholder and the class and number of shares of our capital stock owned beneficially and of record by such stockholder.

      Except as otherwise provided by law, our Charter or our Bylaws, the chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before a meeting was made in accordance with the provisions set forth in our Bylaws. If the chairman of the meeting determines that a person was not properly nominated, or other business was not properly brought before the meeting, the chairman of the meeting may declare that such defective nomination or proposal be disregarded.

      By requiring advance notice of stockholder nominations, the Stockholder Notice Procedure will provide our Board of Directors with an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the Stockholder Notice Procedure will provide a more orderly procedure for conducting annual and special meetings of stockholders. In addition, the Stockholder Notice Procedure will, to the extent deemed necessary or desirable by our Board of Directors, provide our Board of Directors with an opportunity to inform stockholders prior to such meetings of any business proposed to be conducted at such meetings, including any recommendations as to the positions of our Board of Directors regarding action to be taken with respect to such business, so that our stockholders can make a more informed decision with respect to attending the meeting or granting a proxy regarding the disposition of any such business.

      Although the Stockholder Notice Procedure does not give our Board of Directors power to approve or disapprove stockholder nominations for an election of directors or stockholder proposals for action, it may have the effect of precluding a contest of an election of directors or the consideration of stockholder proposals if the proper procedures are not followed. In addition, the Stockholder Notice Procedure could have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposals, without regard to whether the consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Preferred Stock

      While we currently have no shares of preferred stock outstanding, we do have Series A Preferred Stock Purchase Rights, or Rights, outstanding. Each Right entitles its registered holder to purchase from us one one-thousandth of a share of our Series A Preferred Stock, par value $0.01 per share, or the Series A Preferred Stock, at a purchase price of $10.00 per one one-thousandth of a share, subject to adjustment.

      The Rights are currently attached to all certificates representing shares of our outstanding common stock. The Rights will separate from our common stock on the tenth business day following a public announcement that a person or group of affiliated or associated persons, or the Acquiring Person, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of our outstanding common stock, subject to certain exceptions. The date the Rights separate from our common stock is referred to as the Distribution Date.

      Until the Distribution Date, (i) the Rights will be evidenced by and transferred with, and only with, our common stock certificates, (ii) new common stock certificates will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for our outstanding common stock will also constitute the transfer of the Rights associated with our common stock represented by those certificates. The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 20, 2014, unless earlier redeemed by us.

      Flip-in Events. Each holder of a Right (other than the Acquiring Person and any of its associates or affiliates) will have the right to receive, upon exercise, shares of our common stock (or, in some circumstances, cash, property or other of our securities) having a value equal to two times the purchase price of the Right, as the case may be, if:

•	any person becomes an Acquiring Person (except pursuant to specified exceptions, including an offer made for all outstanding shares of our common stock at a price and upon terms and conditions that our Board of Directors determines to be in the best interests of us and our stockholders);

•	we are the surviving corporation in a merger with an Acquiring Person and our common stock is not changed or exchanged; or

•	during the time that there is an Acquiring Person, an event occurs that results in increasing the Acquiring Person’s beneficial ownership of shares of our common stock by more than 1%.

      Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are or, under some circumstances, were, beneficially owned by any Acquiring Person will be null and void.

      For example, at a purchase price of $10.00 per Right, each Right not owned by an Acquiring Person (or by some related parties or transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $20.00 worth of our common stock (or other consideration, as noted above) for $10.00.

      Flip-over Events. At any time following a public announcement that a person has become an Acquiring Person, each holder of a Right (except Rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of an acquiring company having a value equal to two times the purchase price of the Right if any of the following occur:

•	we enter into a merger in which we are not the surviving corporation;

•	we are the surviving corporation in a merger pursuant to which all or part of the outstanding shares of common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

•	more than 50% of the combined assets, cash flow or earning power of us and our subsidiaries is sold or transferred (in each case other than some consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to our subsidiaries).

      Each share of Series A Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of $0.001 per share and an aggregate amount of 1,000 times the dividend declared per share of our common stock (other than stock dividends payable in our common stock). Upon liquidation, the holders of Series A Preferred Stock will be entitled to the greater of (i) a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) and (ii) an aggregate payment equal to 1,000 times the payment to be made per share of our common stock. Each share of Series A Preferred Stock will have 1,000 times the number of votes each share of our common stock has on matters the respective class is entitled to vote on, which will be voted together with our common stock. Upon any merger, consolidation or other transaction in which shares of our common stock are converted or exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. Customary antidilution provisions protect these rights.

      At any time, or from time to time, our Board of Directors may redeem the outstanding shares of Series A Preferred Stock, in whole but not in part, at a cash price per share equal to one hundred five percent (105%) of (i) 1,000 (subject to adjustment) times the average market value of our common stock plus (ii) all accrued and unpaid dividends of the Series A Preferred Stock as of the redemption date.

      Because of the nature of the dividend, liquidation and voting rights of Series A Preferred Stock, the value of the one one-thousandth interest in a share of Series A Preferred Stock purchasable upon exercise of each Right, should approximate the value of one share of common stock.

      The Rights are designed to protect and maximize the value of our outstanding equity interests in the event of an unsolicited attempt by an acquirer to take over the Company, in a manner or on terms not approved by our Board of Directors. Takeover attempts frequently include coercive tactics to deprive a board of directors and its stockholders of a full opportunity to evaluate an offer in light of the long term prospects of the target corporation. The Rights have been declared by our Board of Directors in order to deter such tactics.

      The Rights are not intended to prevent all takeovers of the Company and will not do so. Since, subject to the restrictions described above, we may redeem the Rights prior to the Distribution Date, the Rights should not interfere with any merger or business combination approved by our Board of Directors.

      The Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company that is deemed undesirable by our Board of Directors. The Rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

      For a more detailed description of the Rights and the agreement creating the Rights, please see Exhibit 1 to the registration statement on Form 8-A that we filed with the SEC on January 26, 2004.

Increase in Authorized Capital Stock

      Our Board of Directors believes that it is in our best interests to increase the number of authorized but unissued shares of our common stock and preferred stock so that we have additional shares available to meet our future business needs as they arise. Our Board of Directors believes the availability of these additional shares will provide us with the flexibility to issue common stock and preferred stock for a variety of purposes including, among others:

•	to declare stock splits, dividends or distributions;

•	to obtain additional funding, purchase property, or acquire other companies;

•	to grant awards under various equity compensation and other employee benefit plans (subject to any required stockholder approval); and

•	other bona fide corporate purposes.

      While no stock dividend, acquisition for stock or use of stock for additional financing is presently proposed or contemplated, and we have no immediate plans, understandings, agreements or commitments to issue any portion of the additional authorized shares that would result from the proposed amendment, our Board of Directors believes that the proposed increase will provide desired flexibility should a need arise.

      Although not designed or intended for such purposes, the effect of the proposed increase in the authorized number of our common stock and preferred stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which our stockholders might otherwise deem favorable. The authority of our Board of Directors to issue common stock or preferred stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us, as the issuance of additional common stock or preferred stock could dilute the voting power of the common stock and any preferred stock with voting rights then outstanding. The additional shares of common stock or preferred stock could also be issued to purchasers who would support our Board of Directors in opposing a takeover bid which our Board of Directors determines not to be in our stockholders best interests. We are not currently aware of any pending or proposed transaction involving a change in control, and while authorization of additional shares may be deemed to have potential antitakeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover.

      The proposed amendment would not alter any of the rights incident to the ownership of shares of our common stock or affect the terms and conditions upon which shares of our common stock or preferred stock currently may be issued. Holders of shares of our common stock currently have no preemptive rights to acquire any additional securities including any shares of common stock, and this will continue to be the case if the proposed amendment is approved and adopted.

      The proposed amendment authorizing the increase in the authorized shares of our common stock will amend the first paragraph of Article Fourth of our Charter. If the amendment is approved, the text of the first paragraph of Article Fourth will read in its entirety as set forth below:

Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000 shares of capital stock, classified as (i) 100,000,000 shares of common stock, $0.000001 par value (“Common Stock”) and (ii) 10,000,000 shares of preferred stock, $0.01 par value (“Preferred Stock”).

Vote Required and Certificate of Amendment

      The affirmative vote of the holders of a majority of our common stock issued and outstanding as of the record date is required to adopt this amendment to our Charter.

      Pursuant to voting agreements we have entered into with certain of our stockholders, holders of approximately 39.2% of our common stock outstanding as of the record date have agreed to vote in favor of the proposal to increase the authorized shares of our common stock and preferred stock described above. These shares do not include shares held by two trusts for the benefit of our former unsecured creditors.

      If this proposal is approved, we plan to file a certificate of amendment to our Charter, incorporating the amendment described above, with the Secretary of State of Delaware as soon as practicable after the Annual Meeting.

      The Board of Directors recommends a vote FOR Proposal No. 2, approving the amendment to our Charter described above.

APPROVAL OF AN AMENDMENT TO

THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
PROHIBIT STOCKHOLDER ACTION BY WRITTEN CONSENT
(Proposal No. 3)

      On May 24, 2004, our Board of Directors adopted a resolution to amend our Charter to permit our stockholders to act only at annual and special meetings of our stockholders and not by written consent and to propose such amendment to be voted on by our stockholders at the Annual Meeting. Our Board of Directors recommends the adoption by our stockholders of the amendment. We believe that this provision is common for public companies incorporated in Delaware.

      Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, any action required or permitted to be taken by stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a stockholder vote, if a written consent setting forth the action to be taken, is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Our Charter currently does not prohibit actions by written consent of our stockholders. Consequently, one or more stockholders holding a majority of our outstanding voting securities could take significant actions, such as removing our Board of Directors, approving a merger, or selling our assets, without giving prior notice to our other stockholders and without the formalities of a stockholder meeting. Our Board of Directors believes that it is inappropriate for stockholders of a publicly-held corporation to take action affecting the Company and our stockholders without a meeting.

      This proposal would require that stockholder action be taken only at an annual or special meeting of our stockholders and would prohibit stockholder action by written consent. Prohibiting stockholder action by written consent will give all of our stockholders the opportunity to participate in determining any proposed action and our Board of Directors the opportunity to give advance consideration to any such stockholder action. The provisions also will prevent the holders of a majority of our voting securities from taking unannounced action and from using the written consent procedure to take action affecting the rights of all of our stockholders without such action being fully considered by all of our stockholders at a formal stockholder meeting.

      The proposed amendment requiring that stockholder action be taken only at an annual or special meeting of our stockholders will amend the Charter to create Article Fourteenth. If the amendment is approved, the text of Article Fourteenth will read in its entirety as set forth below:

Fourteenth: Notwithstanding any other provision of this Second Amended and Restated Certificate of Incorporation, or any provision of law which might otherwise permit, any action required or permitted to be taken by the stockholders of the Corporation with respect to the Corporation must be taken at an annual or special meeting of the stockholders of the Corporation and may not in any event be taken by written consent.

Vote Required and Certificate of Amendment

      The affirmative vote of the holders of a majority of our common stock issued and outstanding as of the record date is required to adopt this amendment to our Charter.

      Pursuant to voting agreements we have entered into with certain of our stockholders, holders of approximately 39.2% of our common stock outstanding as of the record date have agreed to approve the requirement that our stockholders act only at annual or special meetings and not by written consent. These shares do not include shares held by two trusts for the benefit of our former unsecured creditors.

      If this proposal is approved, we plan to file a certificate of amendment to our Charter, incorporating the amendment described above, with the Secretary of State of Delaware as soon as practicable after the Annual Meeting.

      The Board of Directors recommends a vote FOR Proposal No. 3, approving the amendment to our Charter described above.

APPROVAL OF AN AMENDMENT TO

THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE REQUIRED VOTE FOR AMENDMENT TO THE
SECOND AMENDED AND RESTATED BYLAWS
(Proposal No. 4)

      On May 24, 2004, our Board of Directors adopted a resolution to amend our Charter to increase the vote required to amend, alter or repeal certain provisions of our Bylaws to two-thirds of the issued and outstanding shares of our common stock and to propose such an amendment to be voted on by our stockholders at the Annual Meeting. Our Board of Directors recommends the adoption by our stockholders of the amendment. We believe that this provision is common for public companies incorporated in Delaware.

      While our Bylaws already require the affirmative vote of holders of at least two-thirds of our outstanding shares of capital stock to amend, alter or repeal our Bylaws, our Charter does not address this requirement. Our Board of Directors believes that it is in our best interests to amend our Charter to require that an amendment or alteration to, or repeal of, our Bylaws be approved by the holders of two-thirds of our outstanding stock entitled to vote thereon so that it comports with the provisions of our current Bylaws.

      Additionally, because, as a general rule, the provisions of our Charter will prevail over those of our Bylaws, amending our Charter to comport with our Bylaws will prohibit a person or entity from causing an amendment to our Charter that circumvents the amendment provisions of our Bylaws.

      The proposed amendment authorizing the increase in the vote required to amend, alter or repeal our Bylaws will amend Article Sixth of our Charter. If the amendment is approved, the text of Article Sixth will read in its entirety as set forth below:

Sixth: All the powers of the Corporation, insofar as the same may be lawfully vested by this Second Amended and Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend, and repeal from time to time the bylaws of the Corporation and to make from time to time new bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal bylaws made by the Board of Directors or to make new bylaws); provided, however, that the stockholders of the Corporation shall be entitled to adopt, alter, amend, or repeal bylaws made by the Board of Directors or to make new bylaws solely upon the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon.

      If approved by our stockholders, the amendment described above will give veto power over certain changes to our Bylaws to the holders of an aggregate of 33.4% of our voting securities, even if a majority of our stockholders favors such changes.

      The amendment will also prevent holders with a majority, but less than two-thirds, of our voting securities, from avoiding the requirements of our Bylaws simply by amending or repealing them. Our Board of Directors believes that a supermajority vote for such adoption, amendment or repeal is in the best interests of the Company and our stockholders.

Vote Required and Certificate of Amendment

      The affirmative vote of the holders of a majority of our common stock issued and outstanding as of the record date is required to adopt this amendment to our Charter.

      Pursuant to voting agreements we have entered into with certain of our stockholders, holders of approximately 39.2% of our common stock outstanding as of the record date have agreed to approve the requirement that our stockholders act only at annual or special meetings and not by written consent. These shares do not include shares held by two trusts for the benefit of our former unsecured creditors.

      If this proposal is approved, we plan to file a certificate of amendment to our Charter, incorporating the amendment described above, with the Secretary of State of Delaware as soon as practicable after the Annual Meeting.

      The Board of Directors recommends a vote FOR Proposal No. 4, approving the amendment to our Charter described above.

APPROVAL OF AN AMENDMENT TO

THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELECT
TO BE GOVERNED BY SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW
(Proposal No. 5)

      On May 24, 2004, our Board of Directors adopted a resolution to amend our Charter to elect to be governed by Section 203 of the Delaware General Corporation Law, or the DGCL, and to propose the amendment to be voted on by our stockholders at the Annual Meeting. Our Board of Directors recommends the adoption by our stockholders of the amendment. We believe that this provision is common for public companies incorporated in Delaware.

      Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity which owns, individually or with or through certain other persons or entities, 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise or conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of 15% or more of such voting stock at any time within the previous three years, or is an affiliate or associate of any of the foregoing.

      For purposes of Section 203, the term “business combination” is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value to ten percent or more of the aggregate market value of either the corporation’s consolidated assets or all of its outstanding stock; the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock or of the corporation’s voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

      The three-year moratorium imposed on business combinations by Section 203 does not apply if:

•	prior to the date on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder;

•	upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or

•	on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

      Our Charter currently contains an express election not be governed by Section 203 of the DGCL.

      Our Board of Directors believes it is in our best interest for Section 203 to apply to us because it will encourage any potential acquirer to negotiate with our Board of Directors and will reduce the likelihood of a hostile takeover of the Company. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for us in which all stockholders would not be treated equally. The application of Section 203 to us will confer upon our Board of Directors the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for our capital stock or assets over the then-current market price. Section 203 may also discourage potential acquirers that are unwilling to comply with its provisions. Section 203 should not interfere with any merger or business combination approved by our Board of Directors.

      The proposed amendment authorizing us to be governed by Section 203 of the DGCL will amend Article Tenth of our Charter. If the amendment is approved, the text of Article Tenth will read in its entirety as set forth below:

Tenth: The Corporation elects to be governed by Section 203 of the DGCL.

Vote Required and Certificate of Amendment

      The affirmative vote of the holders of a majority of our common stock issued and outstanding as of the record date is required to adopt this amendment to our Charter.

      Pursuant to voting agreements we have entered into with certain of our stockholders, holders of approximately 39.2% of our common stock outstanding as of the record date have agreed to approve our election to be governed by Section 203 of the DGCL. These shares do not include shares held by two trusts for the benefit of our former unsecured creditors.

      If this proposal is approved, we plan to file a certificate of amendment to our Charter, incorporating the amendment described above, with the Secretary of State of Delaware as soon as practicable after the Annual Meeting.

      The Board of Directors recommends a vote FOR Proposal No. 5, approving the amendment to our Charter described above.

APPROVAL OF AN AMENDMENT TO

THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
INCREASE THE REQUIRED VOTE TO AMEND THE SECOND AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION
(Proposal No. 6)

      On May 24, 2004, our Board of Directors adopted a resolution to amend our Charter to increase the vote required to amend, alter or repeal certain provisions of our Charter to two-thirds of the issued and outstanding shares of our common stock and to propose such an amendment to be voted on by our stockholders at the Annual Meeting. Our Board of Directors recommends the adoption by our stockholders of the amendment. We believe that this provision is common for public companies incorporated in Delaware.

      Under the DGCL, amendments to a certificate of incorporation require the approval of the holders of a majority of the outstanding stock entitled to vote thereon and of the outstanding stock of each class entitled to vote thereon as a class at a meeting at which a quorum of shares is present. The DGCL also permits provisions in a corporation’s certificate of incorporation that require a greater vote than the vote otherwise required by law for any corporate action. Article Thirteenth of our Charter currently provides that amendments to certain sections of our Charter require the affirmative vote of holders of at least two-thirds of each class of our capital stock then entitled to vote, but does not address other sections of the Charter. Accordingly, the approval of holders of a majority of the outstanding stock entitled to vote thereon at a meeting at which a quorum of shares is present is currently required to amend or repeal those sections not enumerated in Article Thirteenth.

      Our Board of Directors believes that it is in our best interests to require that amendments and alterations to, or repeal of, our Charter be approved by the holders of two-thirds of our outstanding stock entitled to vote thereon, except with respect to amendments and alterations to, or repeals of the provisions of our charter regarding our corporate name, the name and address of our registered agent and the number of our authorized shares of common stock and preferred stock.

      The proposed amendment authorizing the increase in the vote required to amend, alter or repeal our Article Thirteenth will read in its entirety as set forth below:

Thirteenth: Notwithstanding any other provisions of this Second Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of each class of capital stock of the Corporation then entitled to vote thereon shall be required to amend, alter, or repeal any provision of this Second Amended and Restated Certificate of Incorporation other than Articles FIRST, SECOND and FOURTH of this Certificate of Incorporation.

      If the amendment is approved by our stockholders, a majority of our outstanding common stock will still be entitled to amend our Charter to change our corporate name, the name and address of our registered agent and the number of our authorized shares of common stock and preferred stock.

      If approved by our stockholders, the amendment described above will give veto power over certain changes to our Charter to the holders of an aggregate of 33.4% of our voting securities, even if our then current Board of Directors or a majority of our stockholders favors such changes.

      The amendment will also prevent holders with a majority, but less than two-thirds, of our voting securities, from avoiding the requirements of our Charter simply by amending or repealing them. Our Board of Directors believes that a supermajority vote for such adoption, amendment or repeal is in the best interests of the Company and our stockholders.

Vote Required and Certificate of Amendment

      The affirmative vote of the holders of a majority of our common stock issued and outstanding as of the record date is required to adopt this amendment to our Charter.

      Pursuant to voting agreements we have entered into with certain of our stockholders, holders of approximately 39.2% of our common stock outstanding as of the record date have agreed to approve an amendment to our Charter to increase the vote required to amend, alter or repeal certain provisions of our Charter to two-thirds of the issued and outstanding shares of our common stock. These shares do not include shares held by two trusts for the benefit of our former unsecured creditors.

      If this proposal is approved, we plan to file a certificate of amendment to our Charter, incorporating the amendment described above, with the Secretary of State of Delaware as soon as practicable after the Annual Meeting.

      The Board of Directors recommends a vote FOR Proposal No. 6, approving the amendment to our Charter described above.

APPROVAL OF AN AMENDMENT

TO THE KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN
(Proposal No. 7)

      On May 24, 2004, our Board of Directors adopted, subject to approval by our stockholders, an amendment to the Kitty Hawk 2003 Long Term Equity Incentive Plan. If the proposed amendment to the Plan is approved by our stockholders at the Annual Meeting, the number of shares of our common stock authorized for issuance under the Plan would increase by 500,000 shares on June 30, 2005.

      As of May 26, 2004, 6,500,000 shares of our common stock were authorized for issuance under the Plan, of which 4,099,500 shares have been issued or are issuable upon the exercise of outstanding stock options, leaving 1,640,000 shares available for issuance under the Plan. If the proposed amendment is approved by our stockholders, the shares of our common stock authorized for issuance under the Plan will increase to 7,000,000 shares on June 30, 2005.

      The Plan is designed to promote our long-term financial success and to materially increase our value by:

•	encouraging the long-term commitment of our employees, consultants and outside directors;

•	motivating our employees, consultants and outside directors by means of long-term performance related incentives;

•	encouraging and providing our employees, consultants and outside directors with an opportunity to obtain an ownership interest in us;

•	attracting and retaining outstanding employees, consultants and outside directors by providing incentive compensation opportunities; and

•	enabling participation by our employees, consultants and outside directors in our long-term growth and financial success.

      We are submitting the amendment to the Plan for stockholder approval because under Section 162(m) of the Code, stockholder approval is necessary for us to deduct certain payments made under the Plan for federal income tax purposes. Section 162(m) of the Code imposes a $1 million limit on the deductibility of compensation paid to certain executive officers. However, if the amendment to the Plan is approved by our stockholders, awards made under the Plan from the increase in the number of shares pursuant to the proposed amendment will not count towards this $1 million limitation. We are also submitting the amendment to the Plan for stockholder approval so that grants of stock options under the Plan based upon the increased number of shares pursuant to the proposed amendment may qualify as incentive stock options under the Code.

Description of the Plan

      Eligibility. Participants in the Plan, each a Participant, include our, and our majority owned subsidiaries’, employees, consultants and directors whose judgment, initiative and efforts may be expected to contribute to our success. Participants are eligible to be granted awards under the Plan at the discretion of our Board of Directors or a committee of our Board of Directors chosen by our Board of Directors to administer the Plan, referred to as the Committee. The Plan is currently administered by the Compensation Committee.

      In determining the eligibility of a Participant to receive an award under the Plan, as well as the amount and types of awards to be granted, the Committee may consider the Participant’s position, responsibilities and importance to us and such other factors as the Committee, in its sole discretion, deems relevant. Only our employees or our majority owned subsidiaries’ employees may be granted incentive stock options under the Plan. As of May 25, 2004, five outside directors and approximately 650 employees are eligible to receive awards under the Plan.

      Shares Subject to the Plan. Subject to the amendment and adjustment provisions of the Plan described below, the aggregate number of shares of our common stock that currently may be issued under the Plan may not exceed 6,500,000, and we must at all times reserve sufficient shares of our authorized common stock to satisfy the requirements of the Plan. If the proposed amendment is approved by our stockholders, the shares of our common stock authorized for issuance under the Plan will increase to 7,000,000 shares on June 30, 2005.

      Except for grants to outside directors, the Plan does not impose time requirements regarding when awards exercisable for shares of our common stock may be made. Therefore, the date of any such grants shall be determined solely at the discretion of the Committee. The number of shares of our common stock that may be awarded to a Participant in each year may not exceed 1,500,000.

      Shares of our common stock that are no longer subject to purchase by reason of the expiration or termination of an unexercised stock option granted under the Plan or by reason of our repurchase of restricted stock as described in the Plan may be reoffered under the Plan. Moreover, shares of our common stock that we receive in connection with exercises of stock options previously granted under the Plan may be reoffered under the Plan.

      We do not expect to grant in any single calendar year awards to employees and consultants that are exercisable for more than 3% of our fully diluted common stock.

Types of Awards

      Stock Options. Stock options may be granted to a Participant for such number of shares of common stock as the Committee deems appropriate, except that no Participant may be granted incentive stock options that would permit the aggregate fair market value of the common stock with respect to which such incentive stock options are exercisable for the first time during any calendar year to exceed $100,000.

      The Committee will determine the exercise price for each stock option, subject to the requirement that each option must have an exercise price of at least 100% (or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding shares of our common stock) of the fair market value of the common stock on the date the stock option is granted.

      To the extent any stock option granted pursuant to the Plan fails to qualify as an incentive stock option, such stock option (or any portion thereof) will be a nonqualified stock option to which Section 421 of the Code does not apply.

      Under the Plan, the fair market value of our common stock for a particular date will generally be the closing price per share of our common stock as listed by a national securities exchange or quoted on the Nasdaq. If no such closing price is available, then the fair market value will be determined by the Committee acting in good faith taking into account such relevant factors as the Committee determines.

      No stock option may be exercised after the expiration of ten years (or five years in the case of incentive stock options granted to employees owning more than 10% of the outstanding shares of our common stock) from the date of its grant. Generally, termination of a Participant’s employment with us will cause any exercise period applicable to such Participant’s stock options to be reduced in accordance with their terms.

      The Committee shall have the discretion to grant stock options which are exercisable prior to their vesting; provided, that Participants exercising such stock options shall receive restricted stock of the Company, which restricted stock will be subject to all applicable provisions of the Plan and the other rules and regulations provided for in the agreement pursuant to which such stock options were granted. In the event that restricted stock is issued to a Participant as a result of such Participant’s exercise of an award prior to its vesting, such restricted stock shall remain subject to all of the vesting requirements and forfeiture provisions of such award as if such award had not been exercised.

      A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to us specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant in cash, by delivery to us of shares of common stock or restricted stock (with the approval of the Committee) having a fair market value on the date of exercise equal to the exercise price or by any other means that the Committee determines in its sole discretion to be desirable and consistent with applicable law; provided, however, that if the exercise price is paid by the Participant in restricted stock, the stock received by the Participant pursuant to such exercise will also be restricted stock. Fractional shares will not be issued upon exercise of a stock option and cannot be accepted in payment of the exercise price of a stock option.

      The Committee shall, at its sole discretion, subject to tax laws, rules and regulations, have the authority to allow a Participant to elect to defer the receipt of the number of shares of our common stock that the Participant would otherwise be eligible to receive upon the exercise of a stock option when the exercise price of such stock option is satisfied with the delivery of common stock and to impose certain mandatory minimum holding periods with respect to such deferred shares.

      Subject to the foregoing and the other provisions of the Plan, stock options granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Committee.

      Although the terms of the Plan generally prohibit transfers of stock options and stock appreciation rights, the Committee may, in its discretion, authorize a Participant to transfer all or a portion of any vested nonqualified stock options or vested stock appreciation rights to certain immediate family members, certain entities consisting of immediate family members, and certain charitable organizations; provided, among other conditions, that the Participant receives no consideration for such transfer, subsequent transfers of such stock options or stock appreciation rights will be prohibited except those by will or the laws of descent and distribution, and the forfeiture provisions provided for in the Plan and the agreement pursuant to which such stock options or stock appreciation rights were granted will continue to apply as if such options or stock appreciation rights had not been transferred.

      The Committee may also, at its sole discretion, authorize all or a portion of any nonqualified stock options or stock appreciation rights granted to an outside director under the Plan to be on terms which permit their transfer to such outside director’s employer or to any other partnership or other entity in connection with which such outside director provides services, in the event that such outside director has agreed with such employer, partnership or other entity, whether formally or informally, that such nonqualified stock option or stock appreciation rights shall be beneficially owned by such employer or other entity.

      Stock Appreciation Rights. The Committee may in its discretion grant stock appreciation rights to Participants under the Plan. Stock appreciation rights entitle their holder, upon exercise of the right, to receive cash, common stock or a combination of both from us equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares of common stock covered by the stock appreciation right which is exercised. Generally, the stock appreciation price for any share of our common stock subject to a stock appreciation right must be at least equal to the fair market value of the share on the date of its grant.

      The Committee may grant stock appreciation rights in tandem with stock options such that the exercise of the stock appreciation right will result in the termination, to the extent of such exercise, of the related stock option and vice versa. If the stock appreciation right is granted in tandem with a stock option, whether such tandem grant is made contemporaneously with the grant of the stock option or thereafter, the exercise price of such stock appreciation right will be equal to the exercise price of the stock option.

      As discussed above, although generally not permitted, the Committee may authorize transfers of vested stock appreciation rights to the transferees listed above.

      Restricted Stock and Restricted Stock Units. Restricted stock and restricted stock units may be awarded by the Committee subject to such terms, conditions and restrictions as the Committee deems appropriate. Restrictions may include, among others, (i) limitations on the right to sell, assign, transfer or dispose of the restricted stock until certain holding periods or specific Company performance goals are satisfied and (ii) forfeiture of the restricted stock upon termination of employment.

      If a Participant fails to execute an applicable restricted stock agreement and pay the required amount within 30 days of the date of the award of such stock (or such shorter time period as the Committee may specify), the restricted stock award could be forfeited by the Participant.

      Other than with respect to the restriction periods limiting a Participant’s right to sell, assign, transfer or dispose of restricted stock, from the date a Participant becomes the holder of record of restricted stock or restricted stock units, a Participant will have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject to any vesting requirements and forfeiture terms associated with such restricted stock.

      Payment of Taxes of Outside Directors. In connection with the exercise, vesting or other tax-triggering event related to an award under the Plan to an outside director, we shall pay such outside director subject to such tax an amount equal to forty percent (40%) of the gains resulting from such exercise, vesting or other tax-triggering event; provided, that we shall not be obligated to pay more than $10,000 for each twelve month period of service by such outside director as a member of our Board of Directors.

      Administration. The Plan is interpreted and administered by the Committee, which must be comprised of at least two members. If necessary to satisfy the requirements of either Section 162(m) of the Code or Rule 16b-3 promulgated under the Exchange Act, the Committee will consist solely of our outside directors. Our Board of Directors may remove any member of the Committee at any time, and any vacancy on the Committee may be filled by appointment made by our Board of Directors.

      The Committee will have full authority, in its discretion to grant to Participants awards under the Plan and to construe the terms of the Plan.

      Subject to compliance with Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the Delaware General Corporation Law, or the DGCL, our Board of Directors, at its sole discretion, may by resolution authorize one or more of our officers to (i) designate officers or employees (other than the officer(s) to whom such powers are delegated) of the Company or our subsidiaries to be recipients of awards and (ii) to determine the number of shares of our common stock to be covered by such awards.

      The Plan is currently administered by the Compensation Committee of our Board of Directors.

      Change of Control. In the event that we undergo a Change of Control, any portion of any award outstanding at the time of the change of control that has not previously vested and/or become exercisable will automatically vest and become fully exercisable.

      Under the Plan, a Change of Control is generally defined as the first to occur of:

•	the consummation of a reorganization, merger or consolidation (i) that results in our outstanding securities subject to a grant of an award being exchanged or converted into cash, property and/or securities not issued by us and (ii) the terms of which provide that awards shall continue in effect thereafter; provided, however, that such a transaction will not be considered a Change of Control if after such transaction, (i) Continuing Directors occupy at least 50% of the seats (whether or not vacant) on the board of directors of the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) and (ii) the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) assumes all outstanding awards under the Plan;

•	a transaction that causes any person to become the Beneficial Owner (described below) of our voting securities representing more than 50% of our voting power; provided, however, that such a transaction will not be considered a Change of Control if after such transaction, (i) Continuing Directors occupy at least 50% of the seats (whether or not vacant) on the board of directors of the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) and (ii) the continuing, surviving or acquiring entity (or, if applicable, such entity’s ultimate parent) assumes all outstanding awards under the Plan; or

•	a transaction that causes any person to become the Beneficial Owner (described below) of our voting securities representing more than 80% of our voting power.

      Under the Plan, a Continuing Director is a member of our Board of Directors who (i) was a member of our Board of Directors at the time of the Plan’s adoption or (ii) became a member of our Board of Directors after the Plan’s adoption and whose election or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then in office, or by a nominating committee of the Board of Directors (such nominating committee being comprised solely of independent directors) the majority of the members of which were directors at the time of the Plan’s adoption or who are Continuing Directors.

      Under the Plan, a person or entity will be deemed to be a Beneficial Owner of those securities that such person or entity beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) together with securities beneficially owned by all of such person’s or entity’s Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) and any other person or entity with which such person or entity, or such person’s or entity’s Affiliates or Associates, has any agreement, arrangement, or understanding (other than the customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting or disposing of any securities.

      Adjustment. In general, in the case of a dividend or other distribution, stock split, reverse stock split, reclassification, recapitalization, merger, reorganization or other similar event or occurrence, of or by us, the Committee will make proportionate and appropriate adjustments to the number and/or kind of shares subject to purchase or award and the purchase price under outstanding awards to prevent the dilution or enlargement of any rights relating to any such awards. In addition, if such an event occurs, the number and/or kind of shares that may be offered under the Plan will be proportionately adjusted by the Committee; provided that the Committee may, in lieu of an adjustment described above, provide for a cash payment to a holder of an outstanding award. Notwithstanding the foregoing, no such adjustment or cash payment may be made that would violate Section 422 of the Code.

      In the event we are the surviving or resulting corporation in any merger, consolidation or share exchange, then any award granted pursuant to the Plan will apply to the securities or rights to which a holder of the number of shares of our common stock subject to the award immediately prior to such event would be entitled to immediately after such event.

      In the event that we are not the surviving corporation in any merger, consolidation or share exchange, then each share of our common stock subject to any unexercised stock option or stock appreciation right, will be substituted for that number of shares of the surviving company’s common stock, other securities or that amount of cash, property or assets of the surviving company which were distributed to our common stockholders at the time of the transaction, and such stock options and stock appreciation rights will thereafter be exercisable in accordance with their terms. Upon such an event, we must give each Participant that holds such options or stock appreciation rights thirty days notice of the event and allow the Participant to either (i) exercise all his or her stock options and stock appreciation rights prior to the transaction or (ii) elect to receive payment of an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction and the exercise price of such stock option multiplied by the number of shares subject to the stock option.

      If, at any time prior to the expiration of any option or stock appreciation right, we make any partial distribution of our assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the option prices or stock appreciation prices then in effect with respect to each stock option or stock appreciation right will be reduced in proportion to the percentage reduction in the tangible book value of the shares of our common stock resulting by reason of such distribution.

      Amendment and Termination of the Plan. The Plan terminates on July 29, 2013; provided that awards granted before that date will continue to be effective in accordance with their terms and conditions. The Plan provides that our Board of Directors may, from time to time, amend, suspend or terminate the Plan without the consent of our stockholders; provided, however, that our Board of Directors must seek stockholder approval to the extent it deems necessary to comply with, or maintain an exemption under, Sections 162(m), 421 and 422 of the Code or any of their respective successors. The Committee may at any time alter or amend any or all award agreements under the Plan to comply with any amendment of the Plan made by our Board of Directors or any laws that govern such agreements.

Federal Income Tax Consequences of the Plan

      The Plan is not a “qualified plan” within the meaning of Section 401 of the Code. Recipients of cash awards under the Plan will recognize ordinary income equal to the amount of the award, and recipients of awards of unrestricted common stock will recognize ordinary income equal to the fair market value of the common stock on the date of the award. Recipients of awards of unrestricted common stock will also recognize short-term or long-term capital gains or losses upon the subsequent disposition of the shares of common stock.

      The following is a brief summary of the principal federal income tax consequences of the grant and exercise of awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

      Incentive Stock Options. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will, however, result in an increase in an optionee’s taxable income for alternative minimum tax purposes.

      If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on the length of time the optionee held the shares.

      We will not be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, we will be entitled to a corresponding deduction in the same amount for compensation paid.

      Nonqualified Stock Options. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a nonqualified stock option is paid in whole or in part with shares of common stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price. The fair market value of the remainder of the shares received upon exercise of the nonqualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option. Generally, we will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

      Restricted Stock and Restricted Stock Units. A recipient of restricted stock or restricted stock units will not recognize any taxable income for federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. Either we or one of our subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

Other Tax Matters

      The exercise by a recipient of a stock option or the lapse of restrictions on restricted stock following the occurrence of a change of control, in certain circumstances, may result in:

•	a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and

the loss of a compensation deduction which would otherwise be allowable to us or one of our subsidiaries as explained above.

Market Value of Common Stock

      As of May 25, 2004, the market value of our common stock was $1.50 per share, based on the closing price of our common stock as quoted on the National Association of Securities Dealers, Inc.’s Over-the-Counter Bulletin Board.

Vote Required

      The affirmative vote of the holders of a majority of the votes cast with respect to this proposal is required to adopt this amendment to the Plan. Pursuant to voting agreements we have entered into with certain of our stockholders, holders of approximately 39.2% of our common stock outstanding as of the record date have agreed to vote in favor of the proposal to increase the number of shares of our common stock authorized for issuance under the Plan. These shares do not include shares held by two trusts for the benefit of our former unsecured creditors.

      The Board of Directors recommends a vote FOR Proposal No. 7, approving the proposal described above.

RESIGNATION OF DIRECTOR

      Prior to May 24, 2004, Mr. Hacker was advised that the Governance and Nominating Committee of our Board of Directors was not planning to recommend to our Board of Directors that Mr. Hacker be renominated to continue to serve as a Director, notwithstanding any of Mr. Hacker’s expressed opinions or voting record.

      On May 24, 2004, Mr. Hacker resigned from our Board of Directors and each of the committees of our Board of Directors on which he served. In Mr. Hacker’s resignation letter, he expressed his disagreement with (i) the Company’s adoption of our Stockholder Rights Plan, or the Rights Plan, and (ii) the Board’s approval of, and submission and recommendation of, Proposals 3, 5 and 6 described above.

      Contrary to Mr. Hacker’s view, we strongly believe that the adoption of the Rights Plan and each of Proposals 3, 5 and 6 are in our, and our stockholders’, best interests. In addition, we believe that the provisions that would be included in our Charter upon stockholder approval of Proposals 3, 5 and 6 are common corporate governance provisions for public companies incorporated in Delaware. When we emerged from bankruptcy in September 2002, our Charter did not contain any significant measures designed to prevent an unsolicited, hostile takeover of us. As a result, our Board of Directors was concerned about its duties to our stockholders, including, but not limited to, its ability to prevent an unsolicited, hostile takeover that would deprive our stockholders from receiving the maximum value for their securities.

      We believe that the Rights Plan and the amendments to our Charter described in Proposals 3, 5 and 6 will assist our Board of Directors in protecting and maximizing stockholder value by helping to defend against coercive tactics that often accompany unsolicited takeover attempts. These tactics may deprive our Board of Directors and our stockholders of a full and fair opportunity to carefully evaluate a takeover offer and may prevent our stockholders from receiving full and fair compensation for their securities. The Rights Plan and the amendments to our Charter described in Proposals 3, 5 and 6 are not designed to prevent all acquisitions of us and will not prevent acquisitions that are approved by the Board of Directors. Our Board of Directors also believes that the amendments to our Charter described in Proposals 3, 5 and 6 will protect our minority stockholders from coercive tactics of holders of less than two-thirds of our equity securities.

      The Rights and the amendments to our Charter described in Proposal 3, 5 and 6 were approved by each of the members of our Board of Directors, other than Mr. Hacker.

FEES BILLED TO KITTY HAWK BY GRANT THORNTON LLP

Audit Fees

      Fees for audit services totaled $119,790 in 2003 and $127,005 in 2002. Audit fees in 2003 and 2002 include fees associated with the annual audit and the reviews of our quarterly reports on Form 10-Q.

Audit-Related Fees

      Fees for audit-related services totaled $5,000 in 2003 and $17,370 in 2002. Audit-related services in 2003 and 2002 principally include fees for consents in connection with our registration statement of Form S-8, certain tax provisions and net operating losses.

Tax Fees

      Fees for tax services, including tax compliance, tax advice and tax planning, totaled $212,109 in 2003 and $197,163 in 2002.

All Other Fees

      Grant Thornton LLP did not bill us for any other fees in the last two fiscal years for services rendered in the last two fiscal years.

Pre-Approval Policy

      Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, our Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. However, the policy does not require the pre-approval of non-audit services provided by the independent auditor if (i) the fees for the provision of such services do not exceed a specific annual limit, (ii) such non-audit services were not recognized at the time of the independent auditor’s engagement to constitute non-audit services and (iii) such non-audit services are brought to the attention of our Audit Committee and approved by our Audit Committee prior to the completion of the audit. The policy requires specific pre-approval of all other permitted audit and non-audit services. Our Audit Committee’s charter allows it to delegate to one or more of its members the authority to address any requests for pre-approval of services between Audit Committee meetings, and the member of the committee to whom such authority is delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting. The policy does not provide our Audit Committee with the ability to delegate to management our Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

      The policy is a part of the Audit Committee’s Charter, which is available under the “Company Information” section of our website at www.khcargo.com.

      The independent auditor, management and the Audit Committee must meet on at least an annual basis to review the plans and scope of the audit and the proposed fees of the independent auditor.

      One or more representatives of Grant Thornton LLP will be present at the Annual Meeting to answer your questions and will have the opportunity to make a statement.

      Based on the recommendation of the Audit Committee of our Board of Directors and our Board of Directors own investigation, our Board of Directors has selected Grant Thornton LLP to serve as our principal accountant for our fiscal year ended December 31, 2004.

AUDIT COMMITTEE REPORT

      This report regarding the duties performed by the Audit Committee during the Company’s fiscal year ended December 31, 2003, is being submitted by the members of the Audit Committee during 2003. The members of the Audit Committee are, and during 2003 were, Messrs. Peiser (Chairman), Gitner and Kaplan, all of whom are outside directors and not officers or employees of the Company or its subsidiaries. The Board of Directors has determined that all members of the Audit Committee in 2003 and the current members of the Audit Committee meet the independence and experience requirements of the American Stock Exchange, the rules and regulations of the SEC and the Company’s Corporate Governance Guidelines.

      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s accounting activities and independent auditor.

      During 2003, the Audit Committee reviewed with the Company’s executive officers the plans for, and the scope of, ongoing audit activities, as well as any recommendations made by Grant Thornton LLP, the Company’s independent auditors, relating to the audit activities. The Audit Committee also reviewed with the Company’s senior auditing executive the adequacy of the Company’s accounting controls, policies and procedures. The Audit Committee has discussed with the Company’s senior financial management the

Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee received from the Company’s senior financial management representations that the Company’s audited consolidated financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, that the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that the Company has not engaged in related party transactions that have not been adequately disclosed.

      The Audit Committee has reviewed with Grant Thornton LLP its plans for, and the scope of, its annual audit and other examinations. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). The Audit Committee has reviewed with Grant Thornton LLP the Company’s audited consolidated financial statements, including a discussion of the selection, application and disclosure of the Company’s critical accounting policies, as well as the reasonableness of significant judgments and the general clarity of disclosures in the Company’s audited consolidated financial statements. The Audit Committee has confirmed with Grant Thornton LLP that the audit of the Company’s consolidated financial statements has been performed in accordance with auditing standards generally accepted in the United States of America, that no material disagreements have occurred with the Company’s senior financial management, that, to its knowledge, the Company has not utilized special purpose entities for the purpose of facilitating off-balance sheet financing activities and that, to its knowledge, the Company has not engaged in related party transactions that have not been adequately disclosed.

      The Audit Committee has also discussed with Grant Thornton LLP whether its provision of non-audit services has impaired its objectivity and independence in auditing the Company’s consolidated financial statements. Further, the Audit Committee has discussed with Grant Thornton LLP whether it considers itself independent, and Grant Thornton LLP has provided the Audit Committee with the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees). Based on these discussions and this letter, the Audit Committee has satisfied itself of the independence of Grant Thornton LLP.

      In reliance on the foregoing reviews and discussions, the representations of the Company’s senior financial management and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) provided by Grant Thornton LLP, the Audit Committee has recommended to the Board of Directors that Grant Thornton LLP be appointed as the Company’s independent auditors for its fiscal year ending December 31, 2004 and that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

      Submitted by the members of the Audit Committee of the Board of Directors.

GERALD L. GITNER	MYRON KAPLAN	ROBERT A. PEISER Chairman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors, executive officers and persons who are beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of our common stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of our common stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

      To our knowledge, based solely upon a review of copies of such reports furnished to the Company or written representations from certain reporting persons, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10%

stockholders were complied with by such persons, except Mr. Skaar failed to timely file two Form 4s for the simultaneous exercise of stock options and sale of shares of our common stock on two separate occasions.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

KITTY HAWK’S 2005 ANNUAL MEETING OF STOCKHOLDERS

      Pursuant to regulations of the SEC, in order to be included in the proxy solicitation statement for our 2005 Annual Meeting of Stockholders, stockholder proposals must be received at our principal offices, 1515 West 20th Street, P.O. Box 612787, DFW International Airport, Texas 75261 Attention: Secretary, by no later than December 31, 2004, and must comply with additional requirements established by the SEC. In addition, our Bylaws provide that any stockholder who desires either to bring a stockholder proposal before an annual meeting of stockholders or to present a nomination for director at an annual meeting of stockholders must give advance written notice to our Secretary with respect to such proposal or nominee. For the 2005 Annual Meeting of Stockholders, assuming that the 2005 Annual Meeting occurs on or within thirty days of July 13, 2005, our Secretary must receive written notice of a stockholder’s proposal or director nomination including certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed director nomination no earlier than December 26, 2004 nor later than March 25, 2005. In the event the date of the 2005 Annual Meeting is changed by more than 30 days from July 13, 2005, we must receive the stockholder’s notice and other required information no later than the close of business on the tenth day following the earlier of the day on which notice of meeting date was mailed or public disclosure of the meeting date was made. A copy of our Bylaws is available upon request from our Secretary at the address stated above.

FORWARD-LOOKING STATEMENTS

      This proxy solicitation statement contains “forward-looking statements” concerning our business, operations and financial performance and condition. When we use the words “estimates,” “expects,” “forecasts,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions, we intend to identify forward-looking statements.

      We have based our forward-looking statements on our current assumptions and expectations about future events. We have expressed our assumptions and expectations in good faith, and we believe there is a reasonable basis for them. However, we cannot assure you that our assumptions or expectations will prove to be accurate.

      A number of risks and uncertainties could cause our actual results to differ materially from the forward-looking statements contained in this proxy solicitation statement. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in this proxy solicitation statement. These risks, uncertainties and other important factors include, but are not limited to, among others:

•	loss of key suppliers, significant customers or key management personnel;

•	increased competition;

•	limited operating flexibility due to the terms of our credit facility;

•	change in our capital resources and liquidity;

•	financial costs and operating limitations imposed by both the current and the potential additional future unionization of our workforce;

•	payment defaults by our customers;

•	writedowns of the value of our parts, airframes or aircraft engines;

•	changes in the cost of airframe or aircraft engine maintenance and in our maintenance reserves;

•	changes in general economic conditions;

•	changes in the cost and availability of jet fuel;

•	changes in the cost and availability of ground handling and storage services;

•	changes in the cost and availability of aircraft or replacement parts;

•	changes in our business strategy or development plans;

•	changes in government regulation and policies;

•	foreign political instability and acts of war or terrorism;

•	adverse litigation judgments or awards;

•	the ability to efficiently integrate the Boeing 737-300 cargo aircraft into our operations;

•	delays in placing the Boeing 737-300 cargo aircraft into revenue service; and

•	the ability to negotiate reasonable maintenance agreements to maintain the Boeing 737-300 cargo aircraft.

      Other factors may cause our actual results to differ materially from the forward-looking statements contained in this proxy solicitation statement. These forward-looking statements speak only as of the date of this proxy solicitation statement and, except as required by law, we do not undertake any obligation to publicly update or revise our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

By Order of our Board of Directors,

ROBERT W. ZOLLER, JR.
Chief Executive Officer, President and Director

DFW International Airport, Texas

June 8, 2004

ANNUAL MEETING OF STOCKHOLDERS OF

KITTY HAWK, INC.

July 13, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR AND “FOR” PROPOSALS 2 THROUGH 7.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of six Directors to serve until Kitty Hawk, Inc.’s 2005 Annual Meeting of Stockholders.

NOMINEES:
☐	FOR ALL NOMINEES	¦	(01) Robert W. Zoller, Jr.
		¦	(02) Gerald L. Gitner
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¦ ¦ ¦	(03) Myron Kaplan (04) Robert A. Peiser (05) Joseph D. Ruffolo
		¦	(06) Laurie M. Shahon
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for which you wish to withhold authority, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Approval of an Amendment to Kitty Hawk, Inc.’s Second Amended and Restated Certificate of Incorporation to Increase Authorized Capital Stock.	☐	☐	☐

3.	Approval of an Amendment to Kitty Hawk, Inc’s Second Amended and Restated Certificate of Incorporation to Prohibit Stockholder Action by Written Consent.	☐	☐	☐

4.	Approval of an Amendment to Kitty Hawk, Inc.’s Second Amended and Restated Certificate of Incorporation to Increase the Vote Required to Amend Kitty Hawk, Inc.’s Second Amended and Restated Bylaws.	☐	☐	☐

5.	Approval of an Amendment to Kitty Hawk, Inc.’s Second Amended and Restated Certificate of Incorporation to Elect to be Governed by Section 203 of the Delaware General Corporation Law.	☐	☐	☐

6.	Approval of an Amendment to Kitty Hawk, Inc.’s Second Amended and Restated Certificate of Incorporation to Increase the Vote Required to Amend Kitty Hawk, Inc.’s Second Amended and Restated Certificate of Incorporation.	☐	☐	☐

7.	Approval of an Amendment to the Kitty Hawk 2003 Long Term Equity Incentive Plan.	☐	☐	☐

The undersigned certifies under oath that to the best knowledge of the undersigned after reasonable inquiry, the undersigned is or is not (check one) a U.S. citizen as defined by 49 U.S.C. § 40102(a)(15), which definition may be found in the Proxy Solicitation Statement. See “Record Date and Voting Stock.”		IS ☐	IS NOT ☐

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominees of the Board of Directors and FOR Proposal Nos. 2 through 7.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

KITTY HAWK, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned acknowledge(s) receipt of the Proxy Solicitation Statement of Kitty Hawk, Inc. relating to the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m. (local time) on Tuesday, July 13, 2004, at 1435 Private Road #1256, Iredell, Texas 76649, and hereby constitute(s) and appoint(s) Steven E. Markhoff and Randy Leiser attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all shares of common stock of Kitty Hawk, Inc. held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Solicitation Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder. None of the matters referred to in the Proxy Solicitation Statement are related to or conditioned on any of the other matters referred to in the Proxy Solicitation Statement. All of the matters referred to in the Proxy Solicitation Statement have been proposed by the Board of Directors of Kitty Hawk, Inc.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KITTY HAWK, INC. UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE NOMINEES OF THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR THE AMENDMENTS TO KITTY HAWK, INC.’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION DESCRIBED IN THE PROXY SOLICITATION STATEMENT, AND FOR AN INCREASE IN THE NUMBER OF SHARES OF KITTY HAWK, INC.’S COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE KITTY HAWK 2003 LONG TERM EQUITY INCENTIVE PLAN. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)